===============================================================================



                               PURCHASE AGREEMENT

                                  by and among

                            SFX ENTERTAINMENT, INC.,

                                 IRVING AZOFF,

                          PEACH STREET PARTNERS, LTD.,

                               ROBERT E. GEDDES,
       INDIVIDUALLY AND AS TRUSTEE OF THE ROBERT E. GEDDES FAMILY TRUST,

                  THOMAS MISERENDINO AND KRISTYNE MISERENDINO,
                 AS CO-TRUSTEES OF THE MISERENDINO FAMILY TRUST

                                      and

                                BRIAN F. MURPHY


                            Dated as of May 13, 1998



===============================================================================

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE I. DEFINITIONS...........................................................................................    1

   SECTION 1.01   DEFINED TERMS..................................................................................    1
   SECTION 1.02   INTERPRETATION.................................................................................    2

ARTICLE II. PURCHASE AND SALE....................................................................................    2

   SECTION 2.01   SALE AND PURCHASE OF THE STOCK AND THE PARTNERSHIP INTERESTS...................................    2
   SECTION 2.02   CLOSING MATTERS................................................................................    2
   SECTION 2.03   TRANSFER OF SHARES AND PARTNERSHIP INTERESTS...................................................    2
   SECTION 2.04   CONSIDERATION..................................................................................    3
   SECTION 2.05   [INTENTIONALLY OMITTED.].......................................................................    4
   SECTION 2.06   CONVEYANCE AND TRANSFER........................................................................    4
   SECTION 2.07   CERTAIN ASSETS.................................................................................    4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................................................    4

   SECTION 3.01   ORGANIZATION, GOOD STANDING AND QUALIFICATION..................................................    4
   SECTION 3.02   AUTHORITY......................................................................................    5
   SECTION 3.03   CAPITALIZATION.................................................................................    5
   SECTION 3.04   SUBSIDIARIES...................................................................................    6
   SECTION 3.05   NO DEFAULT; NON-CONTRAVENTION..................................................................    6
   SECTION 3.06   CONSENTS AND APPROVALS.........................................................................    7
   SECTION 3.07   PERSONAL PROPERTY..............................................................................    7
   SECTION 3.08   REAL PROPERTY..................................................................................    8
   SECTION 3.09   LITIGATION.....................................................................................   10
   SECTION 3.10   INTELLECTUAL PROPERTY..........................................................................   10
   SECTION 3.11   CONTRACTS......................................................................................   11
   SECTION 3.12   FINANCIAL STATEMENTS...........................................................................   12
   SECTION 3.13   ABSENCE OF LIABILITIES.........................................................................   12
   SECTION 3.14   ABSENCE OF CERTAIN CHANGES.....................................................................   12
   SECTION 3.15   TAXES..........................................................................................   15
   SECTION 3.16   COMPLIANCE WITH LAWS...........................................................................   17
   SECTION 3.17   EMPLOYEE MATTERS...............................................................................   17
   SECTION 3.18   EMPLOYEES AND RELATED AGREEMENTS; ERISA........................................................   18
   SECTION 3.19   ENVIRONMENTAL COMPLIANCE.......................................................................   21
   SECTION 3.20   INSURANCE......................................................................................   23
   SECTION 3.21   ACCOUNTS RECEIVABLE............................................................................   23
   SECTION 3.22   TRANSACTIONS WITH AFFILIATES...................................................................   23
   SECTION 3.23   FINDER'S FEES..................................................................................   24
   SECTION 3.24   ABSENCE OF CERTAIN BUSINESS PRACTICES..........................................................   24
   SECTION 3.25   CERTAIN PAYMENTS...............................................................................   24
   SECTION 3.26   DISCLOSURE.....................................................................................   24
   SECTION 3.27   IRVINE MEADOWS.................................................................................   24
   SECTION 3.28   CAMARILLO AMPHITHEATER PROJECT.................................................................   26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................................   28

   SECTION 4.01   ORGANIZATION, GOOD STANDING AND QUALIFICATION..................................................   28
   SECTION 4.02   AUTHORITY......................................................................................   28



   SECTION 4.03   NO DEFAULT; NON-CONTRAVENTION..................................................................   29
   SECTION 4.04   CONSENTS AND APPROVALS.........................................................................   29
   SECTION 4.05   FINDER'S FEES..................................................................................   29

ARTICLE V. PRE-CLOSING COVENANTS OF THE SELLERS..................................................................   29

   SECTION 5.01   CONDUCT OF BUSINESS............................................................................   29
   SECTION 5.02   EXTRAORDINARY ACTS.............................................................................   30
   SECTION 5.03   NO BREACH OF REPRESENTATIONS AND WARRANTIES....................................................   33
   SECTION 5.04   ACCESS BY THE BUYER............................................................................   33
   SECTION 5.05   HSR ACT........................................................................................   33
   SECTION 5.06   CONSENTS; NOTICES; TERMINATION.................................................................   33
   SECTION 5.07   BEST EFFORTS...................................................................................   34

ARTICLE VI. PRE-CLOSING COVENANTS OF THE BUYER...................................................................   34

   SECTION 6.01   NO BREACH OF REPRESENTATIONS AND WARRANTIES....................................................   34
   SECTION 6.02   HSR ACT........................................................................................   34
   SECTION 6.03   CONSENTS AND APPROVALS; NOTICES................................................................   34
   SECTION 6.04   BEST EFFORTS...................................................................................   34

ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF THE BUYER..........................................................   34

   SECTION 7.01   REPRESENTATIONS AND WARRANTIES.................................................................   35
   SECTION 7.02   COVENANTS......................................................................................   35
   SECTION 7.03   OFFICER'S CERTIFICATE..........................................................................   35
   SECTION 7.04   OPINION OF COUNSEL.............................................................................   35
   SECTION 7.05   CONSENTS.......................................................................................   35
   SECTION 7.06   HSR ACT........................................................................................   35
   SECTION 7.07   LEGALITY.......................................................................................   35
   SECTION 7.08   INJUNCTIONS....................................................................................   35
   SECTION 7.09   INSTITUTION OF PROCEEDINGS.....................................................................   35
   SECTION 7.10   TITLE INSURANCE................................................................................   36
   SECTION 7.11   EMPLOYMENT AGREEMENTS..........................................................................   36
   SECTION 7.12   FIRPTA CERTIFICATES............................................................................   36
   SECTION 7.13   [INTENTIONALLY OMITTED.].......................................................................   36
   SECTION 7.14   AUDITED FINANCIAL STATEMENTS...................................................................   36
   SECTION 7.15   CONSULTING SERVICES............................................................................   36
   SECTION 7.16   CERTAIN EVENTS.................................................................................   36
   SECTION 7.17   CLOSING OF AWC TRANSACTION.....................................................................   37
   SECTION 7.18   RELEASES.......................................................................................   37
   SECTION 7.19   TRADEMARK ASSIGNMENT...........................................................................   37
   SECTION 7.20   ACKNOWLEDGEMENT................................................................................   37
   SECTION 7.21   DELIVERY OF NOTICES............................................................................   37
   SECTION 7.22   ASSIGNMENT OF E/C ASSETS.......................................................................   37

ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS......................................................................   37

   SECTION 8.01   REPRESENTATIONS AND WARRANTIES.................................................................   37
   SECTION 8.02   COVENANTS......................................................................................   38
   SECTION 8.03   OFFICER'S CERTIFICATE..........................................................................   38
   SECTION 8.04   OPINION OF COUNSEL.............................................................................   38
   SECTION 8.05   CONSENTS.......................................................................................   38
   SECTION 8.06   HSR ACT........................................................................................   38
   SECTION 8.07   LEGALITY.......................................................................................   38
   SECTION 8.08   INJUNCTIONS....................................................................................   38
   SECTION 8.09   INSTITUTION OF PROCEEDINGS.....................................................................   38
   SECTION 8.10   DELIVERY OF CONSIDERATION......................................................................   38
   SECTION 8.11   EMPLOYMENT AGREEMENTS..........................................................................   39
   SECTION 8.12   CONSULTING SERVICES............................................................................   39


                                      ii

ARTICLE IX. ADDITIONAL AGREEMENTS OF THE PARTIES.................................................................   39

   SECTION 9.01   TAX MATTERS....................................................................................   39
   SECTION 9.02   BULK TRANSFER LAWS.............................................................................   41
   SECTION 9.03   [INTENTIONALLY OMITTED.].......................................................................   42
   SECTION 9.04   RESTRICTIVE COVENANTS..........................................................................   42
   SECTION 9.05   NON-SOLICITATION...............................................................................   42
   SECTION 9.06   NO-SHOP........................................................................................   43
   SECTION 9.07   [INTENTIONALLY OMITTED.].......................................................................   43
   SECTION 9.08   SUBDIVISION....................................................................................   43
   SECTION 9.09   LICENSE OF OFFICE SPACE........................................................................   43
   SECTION 9.10   EXPENSES OF THE TRANSACTION....................................................................   44

ARTICLE X. TERMINATION...........................................................................................   44

   SECTION 10.01     TERMINATION.................................................................................   44
   SECTION 10.02     EFFECT OF TERMINATION.......................................................................   45

ARTICLE XI. INDEMNIFICATION......................................................................................   45

   SECTION 11.01     SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................................................   45
   SECTION 11.02     BY THE SELLERS..............................................................................   46
   SECTION 11.03     BY THE BUYER................................................................................   46
   SECTION 11.04     LIMITATIONS ON INDEMNIFICATION..............................................................   46
   SECTION 11.05     INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS............................................   47

ARTICLE XII. MISCELLANEOUS.......................................................................................   48

   SECTION 12.01     FURTHER ASSURANCES..........................................................................   48
   SECTION 12.02     ENTIRE AGREEMENT............................................................................   48
   SECTION 12.03     NOTICES.....................................................................................   48
   SECTION 12.04     BINDING EFFECT; SUCCESSORS AND ASSIGNS......................................................   51
   SECTION 12.05     GOVERNING LAW...............................................................................   51
   SECTION 12.06     CAPTIONS....................................................................................   51
   SECTION 12.07     CONFIDENTIALITY OF DISCLOSURES..............................................................   51
   SECTION 12.08     PUBLICITY...................................................................................   52
   SECTION 12.09     CONSENT TO JURISDICTION.....................................................................   52
   SECTION 12.10     FEES AND EXPENSES...........................................................................   53
   SECTION 12.11     THIRD PARTIES...............................................................................   53
   SECTION 12.12     COUNTERPARTS................................................................................   53

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of May 13, 1998, by and among SFX ENTERTAINMENT, INC. (the "BUYER"), a Delaware corporation, IRVING AZOFF ("AZOFF"), PEACH STREET PARTNERS, LTD., a California limited partnership ("PSP"), ROBERT E. GEDDES, individually ("GEDDES") and as trustee of the ROBERT
E. GEDDES FAMILY TRUST (the "GEDDES TRUST"), THOMAS MISERENDINO AND KRISTYNE MISERENDINO, as co-trustees of the MISERENDINO FAMILY TRUST (the "MISERENDINO TRUST," and, together with the Geddes Trust, the "TRUSTS") and BRIAN F. MURPHY ("MURPHY" and, together with Azoff, PSP, Geddes and the Trusts, the "SELLERS").


                              W I T N E S S E T H:


                  WHEREAS, the Sellers are collectively the holders, directly or indirectly, of (i) partnership interests (the "PARTNERSHIP INTERESTS") representing in the aggregate a forty-nine percent (49%) partnership interest in Irvine Meadows Amphitheater, a California general partnership ("IMA") and
(ii) forty-nine percent (49%) of the issued and outstanding capital stock (the "STOCK") of each of New Avalon, Inc., a California corporation, TBA Media, Inc., a California corporation, and West Coast Amphitheater Corp., a California corporation (each a "SUBSIDIARY" and, together with IMA, the "COMPANIES"), as further set forth on Schedule 3.03 hereto;

                  WHEREAS, the Companies are engaged in the "at risk" music and concert production and promotion businesses and certain of the Companies are developing the Camarillo Creek Amphitheater (collectively, the "BUSINESSES"); and

                  WHEREAS, the Buyer desires to acquire from the Sellers, and the Sellers desire to sell to the Buyer, all of the issued and outstanding Partnership Interests and all of the issued and outstanding Stock directly or indirectly owned by the Sellers (collectively, the "INTERESTS"), on the terms and subject to the conditions set forth herein (the "ACQUISITION").

                  NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I.
                                  DEFINITIONS

         Section 1.01 Defined Terms. For purposes of this Agreement, the terms set forth on Schedule 1.01 shall have the respective meanings set forth therein.

         Section 1.02. Interpretation. In this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, (b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa, (c) words denoting natural persons shall include corporations, partnerships and other entities and vice versa, unless the context otherwise requires and (d) all references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of and to this Agreement, except as otherwise specified herein to the contrary.

                                  ARTICLE II.
                               PURCHASE AND SALE

         Section 2.01. Sale and Purchase of the Stock and the Partnership Interests. On the Closing Date, the Sellers shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase from the Sellers, all of the Interests. With respect to the Partnership Interests indirectly owned by each of Geddes and Azoff, such Interests are directly owned by Audrey & Jane, Inc. ("AJI") and Shelli Meadows, Inc. ("SMI"), respectively, and the Buyer shall acquire such Partnership Interests by acquiring all of the issued and outstanding capital stock of each of AJI and SMI (THE "PARTNER STOCK") from Azoff and Geddes. The Interests and the Partner Stock shall be sold, transferred, conveyed and assigned to the Buyer free and clear of all Liens.

         Section 2.02 Closing Matters.

         (a) Closing. Subject to Section 10.01 hereof, the closing of the transactions contemplated by Section 2.01 hereof (the "CLOSING") shall take place at 10:00 a.m., New York time, on the business day which is five business days after the fulfillment of the conditions set forth in Articles VII and VIII hereof, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, or at such other time or on such other date or at such other place as the Buyer and the Sellers may agree. The date of the Closing is referred to herein as the "CLOSING DATE."

         (b) Actions Simultaneous. All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents shall have been executed and delivered.

         Section 2.03 Transfer of Shares and Partnership Interests. Each of the Sellers agrees that at the Closing, such Seller shall transfer to the Buyer all of the Interests owned by such Seller by delivering to the Buyer (a) in the case of the Sellers, other than Azoff and Geddes, (i) one or more stock certificates representing all of the issued and outstanding shares of Stock owned by it, duly endorsed in blank or accompanied by duly executed stock powers in blank and with any necessary transfer stamps affixed thereto and (ii) certificates (or other evidence satisfactory to the Buyer in its sole discretion) representing all of the issued and outstanding Partnership Interests and (b) in the case of Azoff and Geddes, one or more stock certificates representing all of the issued and outstanding shares of SMI and AJI, as the case may be duly endorsed in blank or accompanied by duly executed stock powers in blank and with any necessary transfer stamps affixed thereto.

         Section 2.04 Consideration.

         (a) Purchase Price. The Interests (which, for purposes of this Section 2.04(a) shall also include the Partner Stock) shall be sold by the Sellers and shall be purchased by the Buyer for an aggregate purchase price (the "PURCHASE PRICE") of $16,585,000 plus (ii) the Sellers' substantiated third-party out-of-pocket costs and expenses (excluding any internal allocations of costs and expenses to any Affiliate of a Seller), if any, incurred in connection with the development of the Camarillo Creek amphitheater (the "AMPHITHEATER") including, without limitation, expenses, if any, incurred by the Sellers after the Closing Date, all of which costs and expenses the Sellers represent are currently reflected in the existing construction plans and budget (the "CONSTRUCTION BUDGET") for the Amphitheater (the "REIMBURSABLE COSTS"), which Construction Budget has been provided to the Buyer and which Construction Budget, from and after the Closing, may only be amended by the Buyer and the expenditure of which Reimbursable Costs by any Seller Entity, from and after the Closing, shall be subject to the prior written approval of the Buyer (unless incurred in accordance with the Construction Budget prior to the Closing Date).

         (b) Form of Consideration. The Purchase Price shall be paid to the Sellers by delivery of (i) $16,585,000 in cash by wire transfer of immediately available funds at the Closing, (ii) reimbursement of the applicable Seller in cash by wire transfer of immediately available funds at the Closing of the Reimbursable Costs incurred by such Seller prior to the Closing and set forth in part (b) of Section 2.04, and
         (iii) reimbursement of the applicable Seller in cash by certified or cashier's check of the Reimbursable Costs within 30 days after receipt by the Buyer of receipts, invoices and/or other written documentation, in form and substance reasonably satisfactory to the Buyer, of the Reimbursable Costs for which a Seller is entitled to reimbursement, but only to the extent such Reimbursable Costs have not been paid pursuant to clause (ii) of this Section 2.04(b).

         (c) Allocation of Purchase Price. The Purchase Price will be allocated among the Partnership Interests (which, for purposes of this Section 2.04(c) shall also include the Partner Stock) and the Stock of each of the Companies in accordance with part (c) of Schedule 2.04.

         Section 2.05 [Intentionally Omitted.]

         Section 2.06 Conveyance and Transfer. The parties hereto agree that the purchase and sale of the Interests (which, for purposes of this Section 2.06, shall also include the Partner Stock) shall be effected by bills of sale, stock powers, endorsements, deeds, assignments and other instruments of transfer, all in such form as may be reasonably requested to vest in the Buyer ownership of the Interests (which, for purposes of this Section 2.06, shall also include the Partner Stock).


         Section 2.07 Certain AOn the Closing Date, the Sellers that own a direct or indirect interest in Eric/Chandler Ltd., Inc. ("ERIC/CHANDLER") and the 51% Sellers shall cause Eric/Chandler to transfer and assign to the Buyer, free and clear of all Liens and for no additional consideration, all of the assets of Eric/Chandler which are or have been used in any of the Businesses (the "E/C ASSETS"). Such assignment and transfer shall be effected by assignments and other instruments of transfer, all in such form as may be reasonably requested to vest in the Buyer ownership of the E/C Assets.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers represents and warrants to the Buyer as to (i) such Seller (which, for purposes hereof, shall include, in the case of Geddes and Azoff, AJI and SMI, respectively), and (ii) each of the Companies (which, for purposes hereof, shall include CAMP) in which such Seller owns any Interest but not as to any other Seller or any Company in which such Seller does not own any Interest, that:

         Section 3.01 Organization, Good Standing and Qualification.

         (a) Each of SMI, AJI, CAMP and Eric/Chandler and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary.

         (b) PSP is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of California and is duly licensed or qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary.

         (c) IMA is duly organized and validly existing as a general partnership under the laws of the State of California and is duly licensed or qualified to do business as a foreign general partnership and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary.

         (d) Part (d) of Schedule 3.01 sets forth a correct and complete list of the jurisdictions of incorporation of each of SMI, AJI, CAMP and the Subsidiaries and all jurisdictions in which each Company or CAMP is licensed or qualified to do business. (e) Each Trust is duly organized, validly existing and in good standing as a revocable trust under the laws of the State of California.

         Section 3.02 Authority. Each of SMI, AJI and CAMP and each Subsidiary has all requisite corporate power and authority, PSP has the requisite limited partnership power and authority, IMA has the requisite general partnership power and authority, and the Trusts and the Trustees thereof have the requisite power and authority, to own and operate its properties and to carry on its business as it is now being conducted. Each of Azoff, Geddes and Murphy has the legal capacity to execute and deliver this Agreement and each of the other Documents to which he is or will be a party, and to perform his obligations hereunder and thereunder. Each of SMI and AJI has all requisite corporate power and authority, PSP has the requisite limited partnership power and authority and each Trust and each trustee thereof has the requisite power and authority to execute and deliver each of the Documents to which it is or will be a party, and to perform its obligations hereunder and thereunder. The execution and delivery by each of SMI, AJI, PSP and each of the Trusts (or the trustees thereof) of each of the Documents to which it is or will be a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action. Assuming the due authorization, execution and delivery hereof and of any Documents to be executed by the Buyer, this Agreement constitutes, and each of the Documents to be executed by a Seller, SMI or AJI, upon execution and delivery thereof by such Person, will constitute, a legal, valid and binding obligation of such Person, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors and secured parties generally and general principles of equity.

         Section 3.03 Capitalization.

         (a) Each of AJI, SMI and CAMP and each Subsidiary is authorized to issue the amount and class of shares of its capital stock set forth on part (a) of Schedule 3.03. The number of issued and outstanding shares of capital stock of each of AJI and SMI and each Subsidiary as of the date hereof is as set forth on part (a) of Schedule 3.03. Neither CAMP nor any Subsidiary has any series or classes of capital stock authorized or issued and outstanding, except as set forth in part (a) of Schedule 3.03, nor are any shares of any such corporation's capital stock held in treasury.

         (b) The partners of IMA are as set forth in part (b) of Schedule 3.03.

         (c) There are no issued or outstanding bonds, debentures, notes or other indebtedness of any Company or of CAMP which has the right to vote (or which is convertible into other securities having the right to vote) on any matters on which stockholders (or, in the case of IMA, partners) of any Company or of CAMP may vote ("VOTING Debt"). There are no outstanding or authorized subscriptions, warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or demands of any character relating to any (i) authorized and issued or unissued shares of capital stock of any Subsidiary or of CAMP or (ii) partnership interests in IMA, or outstanding securities, obligations, rights, Voting Debt or other instruments convertible into or exchangeable for such stock or interests, or which obligate any Company or CAMP to seek authorization to issue additional shares of any class of stock or partnership interests or Voting Debt, nor will any be created by virtue of this Agreement or the transactions contemplated hereby.

         (d) All of the outstanding shares of capital stock (or, in the case of IMA, all of the outstanding general partnership interests) of each Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Sellers and AWC Acquisition Corp. ("AWC"), a Delaware corporation and wholly-owned subsidiary of TBA Entertainment Corporation, a Delaware corporation ("TBA"), as set forth in part (d) of Schedule 3.03 hereto, and, as to the Sellers, free and clear of all Liens, and are not subject to, nor have they been issued in violation of, any preemptive rights and, except for the general partnership interests in IMA, no personal liability is attached to the ownership thereof. All of the outstanding shares of capital stock of CAMP have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by West Coast Amphitheater Corp. free and clear of all Liens, and are not subject to, nor have they been issued in violation of, any preemptive rights and no personal liability is attached to the ownership thereof.

         Section 3.04 Subsidiaries. Except as set forth on Schedule 3.04, no Company owns, beneficially or of record, or controls, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other ownership or participation interest in any corporation, association, partnership, joint venture, limited liability company or other entity. Certain of the Sellers and the 51% Sellers collectively own, beneficially and of record, all of the outstanding shares of capital stock of Eric/Chandler, as set forth on Schedule 3.04.

         Section 3.05 No Default; Non-Contravention. Neither the execution and delivery by any of the Sellers of this Agreement or any of the Documents to which it is a party nor the consummation by it of the transactions hereby and thereby contemplated shall (a) constitute any violation or breach of such Seller's certificate of incorporation, by-laws, trust agreement or other governing documents or (b) (i) subject to the receipt of the consents listed on
Schedule 3.06, constitute a default under or a breach of, or result in the acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which any Seller or Company is a party or by which it is bound or by which any of the Businesses, Companies or any of the Interests or any of the assets of any Company or CAMP or any of the E/C Assets may be affected; (ii) violate any Governmental Rule directly or indirectly affecting any Seller, CAMP or any Company, or any of the Businesses, E/C Assets or Interests; (iii) result in the creation of any Lien on any of the assets of any Company, any of the E/C Assets or on any of the Interests (which, for purposes hereof, shall include the Partner Stock); or (iv) result in the termination of any license, franchise, lease or Permit to which any Seller or Company is a party or by which it is bound.

         Section 3.06 Consents and Approvals. Except for all filings and the termination of the waiting period under the HSR Act and as set forth on
Schedule 3.06, no authorization, approval, order, license, permit, franchise or consent and no registration, declaration, notice or filing by or with any Governmental Body or other party is required for the execution and delivery by any Seller of this Agreement or any other Document or the consummation by any such party of the transactions contemplated hereby and thereby.

         Section 3.07 Personal Property.

         (a) The Companies and CAMP have good and marketable title to all of the personal property, tangible and intangible, reflected in the Financial Statements for the year ended December 31, 1997, free and clear of all Liens of every nature, other than Permitted Liens. The assets of the Companies and CAMP, together with the E/C Assets, (i) are adequate for the conduct of the Businesses as presently conducted and comprise the capacity and right to perform the same services in the same manner as presently being performed by the Companies and CAMP and (ii) represent all of the "at risk" music and concert production or promotion businesses in the greater Los Angeles, California area and the business involved in the development of the Amphitheater conducted by the Sellers. The representations made in clause (ii) of the preceding sentence are made neither by nor with respect to Azoff.

         (b) By acquiring the Companies and CAMP (through the acquisition of the Interests and the interests of AWC in the Companies), the Buyer is acquiring all of the Sellers' assets used by the Companies and CAMP in the Businesses and no other material assets, other than the E/C Assets, are needed to conduct the Businesses as the same are presently conducted. The tangible assets of the Companies and the E/C Assets are in good working order, ordinary wear and tear excepted, and except where the failure to be in such condition in any one instance or in the aggregate would not have a Material Adverse Effect on any Company or any Business. None of the Companies have any assets which are not used in the Businesses.

         (c) The E/C Assets are listed on Schedule 3.07 hereto. The transfer of the E/C Assets pursuant to Section 2.07 has been duly authorized by all necessary action. Eric/Chandler has all requisite corporate power and authority to own and operate the E/C Assets and to carry on its business as it is now being conducted.

         Eric/Chandler has all requisite corporate power and authority to execute and deliver documentation evidencing the transfer by it to the Buyer of the E/C Assets and to perform its obligations thereunder. Assuming the due authorization, execution and delivery thereof by the Buyer, if applicable, each such document will constitute a legal, valid and binding obligation of Eric/Chandler, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors and secured parties generally and general principles of equity.

         Section 3.08 Real Property.

         (a) CAMP and each Company has good and marketable title, free and clear of all Liens, to all of its real properties, except for (i) Permitted Liens and (ii) Liens noted on the title commitment attached hereto as Exhibit A.

         (b) Set forth in part (b) of Schedule 3.08 is a list of all of the real property owned, leased or licensed by each Company and CAMP (collectively, the "REAL PROPERTY"). Neither any Seller nor Eric/Chandler owns, leases or licenses any real property used in any Business. All of the licenses, leases and subleases set forth in part
         (b) of Schedule 3.08 are in full force and effect, free of subtenancies and other occupancy rights.

         (c) All Real Property which is leased or licensed by a Company or CAMP is subject to a valid and binding lease or license agreement which is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies. A true and complete copy of each such lease agreement has been delivered or made available to the Buyer. Each of CAMP and each Company which is a party to any such lease or license agreement has performed all of its obligations required to be performed by it thereunder, and no default exists under any provision thereof, nor has any event occurred thereunder which, with the lapse of time or the giving of notice or both, would constitute a default thereunder by any party thereto.

         (d) Part (d) of Schedule 3.08 sets forth a correct and complete list of all Permits currently held by any of the Companies or CAMP with respect to the Real Property. Neither any Seller nor Eric/Chandler holds any Permits with respect to the Real Property. No Seller Entity has received any notice of any violation or revocation of any of such Permits nor, to any such party's knowledge, has any such revocation been threatened.

         (e) There are no special or other assessments for public improvements or otherwise now affecting the Real Property nor are any such assessments pending nor do any of the Seller Entities know of any proposed, contemplated or threatened special or other assessments affecting the Real Property that may result in special or other assessments affecting the Real Property.

         (f) The Real Property and the current use, occupation and condition thereof do not violate any Permits or Contracts or any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban development plans applicable to the Real Property or any other Governmental Rules applicable to the Real Property.

         (g) All roads bounding the Real Property are public roads.

         (h) Except as set forth in part (o) of Schedule 3.08 and in the Option Agreement and except for the Permits and approvals set forth on
         Schedule 1 to the opinion of Cohen, Alexander & Clayton attached hereto as Exhibit B, no subdivision or other approvals of any Governmental Body relating to the Real Property are necessary in connection with the transactions contemplated hereby.

         (i) There has been no condemnation or taking of any part of the Real Property and no condemnation or taking is pending or, to the knowledge of the Seller Entities, threatened.

         (j) No Seller Entity has received any notices (i) from any Governmental Body alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law with respect to the Real Property which has not been corrected as of the date hereof, or (ii) from any insurance company concerning the discontinuation or potential discontinuation of any insurance coverage on the Real Property.

         (k) All real property Taxes due on or with respect to the Real Property (and, if payable by any Seller Entity as a tenant on leased properties, real property Taxes due on or with respect to such leased properties) and all pending Tax certiorari proceedings with respect to the Real Property owner, in whole or in part, directly or indirectly, by any Seller Entity, are set forth in part (k) of Schedule 3.08.

         (l) Except as set forth in part (l) of Schedule 3.08, other than the Companies and CAMP, there are no parties in possession of the Real Property and there are no parties with any use or other possessory rights covering all or any portion of the Real Property. (m) There are no security deposits under any leases for Real Property, except as set forth in part

         (m) of Schedule 3.08.

         (n) To the knowledge of each Seller Entity, no tax lot of any other party encroaches on the Real Property.

         (o) Sufficient parking facilities for current use and satisfaction of applicable Governmental Rules exist with respect to the Real Property, and, except as set forth in part (o) of Schedule 3.08, such facilities are in adequate condition to be used as such and the Companies and CAMP possess and are transferring to the Buyer hereunder, all of their right, title and interest therein, including, without limitation, the leases and Permits with respect thereto.

         (p) (i) There is no building system with respect to the Irvine Meadows Amphitheater which is not in working order. (ii) Except as set forth in part (p) of Schedule 3.08, there is no physical damage to the Irvine Meadows Amphitheater in excess of $25,000 for which there is no insurance in effect covering the full cost of restoration. (iii) There are no structural defects relating to the Irvine Meadows Amphitheater which would prevent the use of the Irvine Meadows Amphitheater in the manner in which it is intended to be used by the Buyer. (iv) Except as set forth in part (p) of Schedule 3.08, there is no current renovation or restoration or tenant improvement to the Irvine Meadows Amphitheater, the cost of which exceeds $25,000. Buyer shall be solely responsible for the repairs and improvements referred to on part (p) of Schedule 3.08.

         Section 3.09 Litigation. Set forth on Schedule 3.09 is a complete and accurate list of all litigations in which the Seller Entities or Eric/Chandler are currently involved (which, in the case of the Sellers and Eric/Chandler, relate to the Businesses, the E/C Assets, the Interests, CAMP or the Companies), regardless of size, merits or whether covered by insurance.
Schedule 3.09 also contains an accurate and fair summary of each such litigation, including the description of the claims, the perceived merit thereof, the name of counsel to the Seller Entities or Eric/Chandler, as applicable, the court in which the action is pending, the amount of any damage claim, whether the claim is covered by insurance, the relevant deductible with respect thereto and whether the premiums have been paid to date on the applicable policy. Except as specifically noted on Schedule 3.09, (i) there are no legal actions, suits, proceedings, arbitrations, controversies or investigations (whether or not purportedly on behalf of or against any Seller Entity or Eric/Chandler) pending or, to the knowledge of each Seller Entity, threatened or contemplated, by any Governmental Body or other party against any Seller Entity or Eric/Chandler in any way relating to or affecting CAMP, or any of the Interests (which, for purposes hereof, shall include the Partner Stock), any of the Companies, any of the Businesses, any of the E/C Assets or the transactions contemplated by this Agreement and (ii) neither Eric/Chandler nor any of the Seller Entities is a party to or subject to any judgment, order, writ, injunction or decree in any way relating to or affecting CAMP, or any of the Interests (which, for purposes hereof, shall include the Partner Stock), any of the Companies, any of the E/C Assets or the Businesses or the transactions contemplated by this Agreement.

         Section 3.10 Intellectual Property. Schedule 3.10 sets forth a correct and complete list and brief identification of all assets of the Companies and Eric/Chandler utilized in or relating to the marketing, advertising and commercial exploitation of the products and services of the Businesses, and all patents, patent rights, unpatented inventions, trademarks, trade names, service marks, copyrights and other similar proprietary rights (in each case, whether registered or not) and all applications therefor which patents, patent rights, unpatented inventions, trademarks, trade names, service marks, copyrights and other similar proprietary rights are presently or were ever used in the Businesses (the "INTELLECTUAL PROPERTY"). CAMP does not own any Intellectual Property. No interest in any Intellectual Property or any manufacturing process, know-how or trade secrets used in any of the Businesses has been assigned, transferred or licensed to any third party. Each of the Companies owns or possesses licenses or other rights to use all Intellectual Property, manufacturing processes, know-how and trade secrets necessary to conduct the Businesses as now operated. To the knowledge of the Seller Entities, the use of the Intellectual Property and such manufacturing processes, know-how and trade secrets in connection with the Businesses does not infringe upon the rights of any third party. There are no suits, claims or assessments pending or, to the knowledge of any Seller Entity, threatened relating to the use of the Intellectual Property or such manufacturing processes, know-how and trade secrets. No Seller Entity is aware of any pending or threatened cancellation or revocation of any agreement granting to any Company rights to any of the Intellectual Property, manufacturing process, or know-how of others used in the Businesses. Except as set forth in Schedule 3.10, no person is entitled to any payment in connection with any Intellectual Property, manufacturing process or trade secret used in the Businesses.

         Section 3.11 Contracts.

         (a) Schedule 3.11 contains a complete and correct list of all contracts, arrangements, leases, licenses and agreements as in effect on the date hereof (the "CONTRACTS") to which CAMP or any Company is a party, including evidences of indebtedness, whether written or oral, talent agreements, venue agreements, purchase or sale agreements, agency or advertising contracts, sponsorship agreements, agreements with employees, sales representatives and distributors, and agreements with factors, banks or other lending institutions, except for the leases and licenses for Real Property and the licenses of Intellectual Property listed on Schedule 3.08 and Schedule 3.10, respectively, and except for any Contract which does not involve a payment by or to a Company of more than $7,500. The Contracts are all of the contracts, arrangements, licenses, leases and agreements relating to the Businesses. A true and complete copy of each written Contract listed on Schedule 3.11, and a complete and correct summary of each oral Contract listed on Schedule 3.11, has heretofore been provided or made available to the Buyer. CAMP or the Company which is a party to a Contract has performed all of its obligations required to be performed by it, has paid all payments, advances and royalties required to be paid by it and is not in default under any Contract, and no event has occurred thereunder in each case which, with the lapse of time or the giving of notice or both, would constitute such a default and, no other party to any Contract is in default thereunder. Each of the Contracts listed on Schedule 3.11 constitutes a valid, binding, enforceable and legal obligation of CAMP or the Company which is a party thereto and the other parties thereto in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors and secured parties generally and general principles of equity. No Seller Entity has received notice that any party to any of the Contracts is in default thereunder.

         (b) Except as set forth in part (b) of Schedule 3.11, none of the Contracts requires the consent of a third party in connection with the transactions contemplated hereby.

         (c) Except as set forth in part (c) of Schedule 3.11, no Seller Entity is aware of the assertion by any third party of any claim or potential claim of breach or default under any of the Contracts or the intention on the part of any party to any Contract listed on Schedule 3.11 (i) to terminate or significantly change its existing business relationship with any of the Companies, CAMP or any of the Businesses or (ii) to fail to renew or extend its existing business relationship with any of the Companies, CAMP or any of the Businesses at the end of the term of any existing contractual arrangement between such third party and any Company, CAMP or any Business.

         Section 3.12 Financial Statements. True and complete copies of the unaudited balance sheets of each of the Companies as of the years ended December 31, 1995, 1996 and 1997 and the three month period ended March 31, 1998, and the related unaudited statements of operations for each of the periods then ended (the "FINANCIAL STATEMENTS") have heretofore been delivered to the Buyer. The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby. The Financial Statements present fairly the financial condition of each of the Companies as of the dates for which they were prepared, and the results of operations for the periods then ended.

         Section 3.13 Absence of Liabilities. Except as set forth in the Financial Statements, or in Schedules 3.08, 3.09, 3.11, 3.13, 3.14, 3.15 and 3.18, neither CAMP nor any Company had, as of the date thereof, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively, the "LIABILITIES") which individually or in the aggregate exceed $7,500. Except as otherwise set forth on Schedule 3.13, there are no other Liabilities with respect to the Companies, CAMP or the Businesses relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed after March 31, 1998, other than those Liabilities arising in the ordinary course of business consistent with industry and past practice and the terms and conditions of this Agreement and of the same character, type and magnitude as incurred in the past and which individually do not exceed $50,000 or, in the case of Liabilities to any Seller Entity, CAMP or any Affiliate thereof, $25,000. Neither CAMP nor any Company has any Liabilities other than Liabilities incurred in connection with the operation of the Businesses.

         Section 3.14 Absence of Certain Changes. Since March 31, 1998, except as set forth on Schedule 3.14, neither CAMP nor any Company has:

         (a) failed to maintain its status as a corporation or general partnership subsisting under the laws of its jurisdiction of incorporation or organization;

         (b) declared or made any dividend or any distribution or transfer of any of its assets, real or personal, tangible or intangible to its equity holders or any of their Affiliates;

         (c) made any capital expenditures or commitments for capital expenditures, including any capitalized lease obligations (for purchase of equipment or otherwise), in excess of $25,000 or entered into or committed to enter into any operating lease in connection with its assets, real or personal, tangible or intangible, or the Businesses for any property or equipment calling for net increased rentals in excess of the lesser of 5% or $25,000 annually per lease (over present rentals), or acquired any assets or properties with an individual or aggregate value in excess of $25,000 in connection with its assets, real or personal, tangible or intangible or the Business or contracted to do so;

         (d) made any advance or investment to or in any individual, firm, corporation or other entity, whether by loan, purchase of stock or other securities, by contributions to capital or otherwise;

         (e) (i) incurred any Liability relating to the Businesses, other than those Liabilities arising in the ordinary course of business consistent with past practice and the terms and conditions of this Agreement, of the same character, type and magnitude as incurred in the past and which do not exceed $25,000 in the aggregate or, in the case of the construction of the Amphitheater, which are consistent with the existing construction budget for the Amphitheater, or (ii) accelerated the payment of any Liability;

         (f) purchased, acquired, sold, assigned or transferred or entered into any contract or agreement for the purchase, acquisition, sale, assignment or transfer of any of its assets which are valued in excess of $25,000 in the aggregate;

         (g) subjected to a Lien, any of its assets, real or personal, tangible or intangible, other than Permitted Liens;

         (h) waived any material rights relating to its assets or the Businesses, whether or not in the ordinary course of business;

         (i) made or suffered, or agreed to make or suffer, any new material contract, arrangement, lease, license or agreement relating to its assets or the Businesses or any amendment, modification or termination of any existing Contract, whether or not in the ordinary course of business, other than talent agreements entered into the ordinary course of business and consistent with past practice;

         (j) made or entered into any bonus payment or arrangement with any of its employees, officers or agents or granted any increase in the compensation or fringe benefits (whether or not provided under or pursuant to a Plan) of any employee or officer, or taken any action that results in an increase in the cost of any Plan;

         (k) changed any of its business policies, including, without limitation, advertising, marketing policy, payment, collection, budget or other material policies, or terminated any of its operations;

         (l) altered or revised the accounting principles, procedures, methods or practices relating to the Businesses or any of the assets or liabilities with respect thereto, including, without limitation, the creation or modification of any reserves other than as required by GAAP;

         (m) disposed of or permitted to lapse any Intellectual Property;

         (n) entered into any agreements or arrangements or engaged in any transactions with or made any cash payments to any of the Seller Entities or their respective Affiliates;

         (o) created, suffered or incurred any damage, destruction or loss (whether or not covered by insurance) or any other event or condition of any character which could have a Material Adverse Effect on any Company or CAMP or any of its assets or any of the Businesses;

         (p) failed to (i) maintain in full force and effect each Plan (whether or not listed on Schedule 3.18) in which any employee of CAMP or any Company participates, (ii) make timely all required contributions thereto or (iii) administer each such Plan in accordance with its terms and all applicable laws;

         (q) authorized for issuance, issued, or sold any shares of its capital stock or other securities or ownership interests, acquired directly or indirectly, by redemption or otherwise, any such capital stock or other securities or ownership interests, reclassified or split-up any such capital stock, or granted or entered into any options, warrants, calls, agreements or commitments of any kind with respect thereto;

         (r) made any Tax election or entered into any agreement or settlement with any Tax Authority that affects or could affect the basis for Tax purposes of its assets or the timing for Tax purposes of income or deduction;

         (s) effected or caused to occur any "plant closing" or "mass layoff" as those terms are defined in the WARN Act or taken any action which caused or is reasonably likely to cause any liability under any other Governmental Rule affecting any site of employment, facility, operating unit or employee of any Business; or

         (t) agreed, whether in writing or otherwise, to take any action described in this Section 3.14.

Section 3.15 Taxes.

         (a) Except as otherwise set forth in part (a) of Schedule 3.15, CAMP and each of the Companies (and each Seller with respect to CAMP and the Companies) has filed, within the time and manner prescribed by law, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Except as otherwise set forth in part (a) of Schedule 3.15, all Taxes owed by CAMP or any of the Companies (whether or not shown on any Tax Return) have been paid. Except as otherwise set forth in part (a) of Schedule 3.15, neither CAMP nor any of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Tax Authority in a jurisdiction where CAMP or any of the Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of CAMP or any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax. All written assessments of Taxes due and payable by, on behalf of or with respect to each of the Seller Entities pertaining to CAMP or any of the Companies have been paid by such party, or, to the extent disclosed to the Buyer in writing prior to the Closing, are being contested in good faith by appropriate proceedings and have been reserved against in accordance with GAAP.

         (b) The sale of the Partnership Interests shall cause the current taxable year of IMA to close on the Closing Date pursuant to Treasury Regulation Section 1.708-1(b)(1)(iii)(b), and shall cause IMA to terminate solely for U.S. federal income Tax purposes pursuant to
         Section 708(b)(1)(B) of the Code. Except as otherwise required by law, with respect to the Partnership Interests held by Audrey & Jane, Inc. and Shelli Meadows, Inc., for Federal income tax purposes, the current taxable year of IMA shall end as of the close of the day preceding the Closing Date, respectively, and, with respect to all other income taxes, the Sellers will, unless prohibited by applicable law, close the taxable period of IMA as of the close of the day preceding the Closing Date. The Sellers and the Buyer shall not take any position inconsistent with the preceding sentence on any Tax return. Except for the sale of 51% of the Partnership Interests in IMA to the 51% Sellers, there has not been any sale, transfer, assignment or other disposition of any interest in IMA, nor has there been any distribution by IMA of any assets other than cash.

         (c) Camp and each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing by it to each employee, independent contractor, creditor, stockholder, partner or other third party.

         (d) Neither CAMP nor any Company nor any director or officer (or employee responsible for Tax matters) of CAMP or any Company expects or has reason to expect any Tax Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of CAMP or any Company either (i) claimed or raised by any Tax Authority in writing or (ii) as to which any Seller Entity or any director or officer (or employee responsible for Tax matters) of CAMP or any Company has knowledge. Part (d) of Schedule 3.15 lists all U.S. federal, state, local and foreign income Tax Returns filed with respect to CAMP or any of the Companies for taxable periods ended after December 31, 1992, and indicates those Tax Returns that have been audited or are currently the subject of an audit. The Seller Entities have delivered to the Buyer correct and complete copies of all federal Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by CAMP or any Company for any period subsequent to December 31, 1992.

         (e) Neither CAMP nor any Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (f) Neither CAMP nor any Company has filed a consent under Code
         Section 341(f) concerning collapsible corporations. Neither CAMP nor any Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Neither CAMP nor any Company has been a United States real property holding corporation within the meaning of Code
         Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii). CAMP and each Company has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. No Company is a party to any Tax allocation or sharing agreement. Neither CAMP nor any Company (i) has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group that consisted of only the Companies or CAMP) or (ii) has any Liability for the Taxes of any other individual, corporation, partnership or other entity (other than any of the Companies or CAMP) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

         (g) Part (g) of Schedule 3.15 sets forth the following information with respect to each Company and CAMP as of the most recent practicable date: (i) the basis of each Company and CAMP in its assets; (ii) the basis of each of the Sellers in its Interests, and of each of the Companies in its subsidiary's stock or partnership interests (or the amount of any excess loss account); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to any such party; and (iv) the amount of any deferred gain or loss allocable to each party arising out of any deferred intercompany transaction.

         (h) The unpaid Taxes of CAMP and the Companies (i) did not, as of April 30, 1998, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) included in the Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CAMP and the Companies in filing their Tax Returns.

         Section 3.16 Compliance with Laws. Schedule 3.16 sets forth a correct and complete list of all Permits of any Governmental Body presently held by the Companies and by CAMP in connection with the Businesses. Neither Eric/Chandler nor any Seller holds any Permits in connection with any of the Businesses. The Permits listed in Schedule 3.16 constitute all Permits which are required in order to allow the Companies and CAMP to continue to carry on the Businesses and use their assets and properties with respect thereto as now conducted. Each Seller Entity, to the extent applicable, is in compliance in all respects with such Permits and all applicable Governmental Rules required to be complied with in order to allow it to continue to carry on the Businesses and use its assets as now being conducted and used by it. No Seller Entity has received any written notification of any failure or asserted failure to comply with any such Permits or any Governmental Rules nor are any of them aware of any failure or asserted failure to comply with any such Permits or Governmental Rules.

         Section 3.17 Employee Matters.

         (a) Set forth in part (a) of Schedule 3.17 is a true and complete list of the name and position of each current employee of each of the Companies, CAMP and each of the Businesses who earned more than $20,000 in salary, bonus and overtime and of each independent contractor and agent who was paid more than $20,000 with respect to the year ended December 31, 1997 or who is expected to be paid in connection with services provided to the Companies, CAMP or the Businesses at least such amount with respect to the year ending December 31, 1998.


         (b) The Companies, the Businesses and CAMP are each in full compliance with all applicable Governmental Rules respecting employment and employment practices, terms and conditions of employment, wages and hours and non-discrimination in employment and is not engaged in any unfair labor practice. There are no pending or, to any Seller Entity's knowledge, threatened disputes, grievances, charges, complaints, petitions or proceedings involving the employees of CAMP or any of the Companies or Businesses or any collective bargaining representatives, and neither CAMP nor any of the Companies or Businesses has suffered, nor is there pending or, to any Seller Entity's knowledge, threatened, any strike, lockouts or general work stoppages which have caused or would cause a cessation of operations of any Business or any facility of such Business, nor is any such strike, lockout or work stoppage pending or threatened. Neither CAMP nor any of the Companies or Businesses has been the subject of any orders to show cause, notices of debarment or administrative proceedings relating to its employment practices.

         (c) Except as disclosed in part (c) of Schedule 3.17, none of the employees of CAMP, the Businesses or the Companies is covered by a collective bargaining agreement.

         (d) The Seller Entities are in compliance with their respective obligations pursuant to the WARN Act and all other notification and bargaining obligations arising under any Governmental Rule or otherwise with regard to employees of the Businesses.

         Section 3.18 Employees and Related Agreements; ERISA.

         (a) Except as set forth in part (a) of Schedule 3.18, neither any of the Companies nor any ERISA Affiliate maintains or contributes to, or has any obligation to contribute to or, during the last six years, has maintained, contributed to or been obligated to contribute to, and neither any of the Companies nor any ERISA Affiliate has any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any Plan. No severance pay policy or procedure is maintained by any of the Companies or CAMP which does or could apply to employees of any of the Companies or the Businesses in any form, whether written or unwritten, and whether or not disclosed to one or more employees. All Plans identified in part (a) of Schedule 3.18 are in compliance in all material respects with the applicable provisions of ERISA, the Code and the Plan documents.

         (b) Neither any of the Companies nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to, or, during the last six years, has maintained, contributed to or been obligated to contribute to, any Single Employer Defined Benefit Plan and, except as set forth in part (b) of Schedule 3.18, neither any of the Companies nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to or, during the last six years, has maintained, contributed to or been obligated to contribute to, any Multiemployer Plan or any Multiple Employer Plan or multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

         (c) No event has occurred in connection with which CAMP or any of the Companies or any Plan identified in Schedule 3.18 or any "plan administrator" (as defined in Section 3(16) of ERISA) thereof, directly or indirectly, is or could be subject to liability, other than for routine claims for benefits, contingent or otherwise, or any lien, whether or not perfected, under the terms of any Plan or under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan at any time maintained or contributed to by any of the
                                      18

         Companies or any ERISA Affiliate, including, without limitation, Sections 302(f), 404, 406, 409, 502(c)(1), 502(c)(3), 502(g),
         502(i), 502(1), 601, 602, 603, 604, 605, 606, 607, 608, 4062,
         4063, 4064, 4068, 4069, 4071 or 4201 of ERISA, or Sections 412(n),
         4971, 4975, 4976, 4980B or 5000 of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which CAMP or any of the Companies has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. No Plan listed in Schedule 3.18 is subject to Section 302 of ERISA or Section 412 of the Code.

         (d) All payments and contributions due from the Companies or CAMP under each Plan identified in Schedule 3.18 have been made and all amounts properly accrued to date as liabilities of CAMP or the Companies which have not been paid have been or will, prior to the Closing Date, have been properly recorded on the books of CAMP and the Companies and, to the extent not theretofore paid, will be reflected as a liability on Schedule 3.18 hereto.

         (e) No Welfare Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of CAMP or any of the Companies or the Businesses beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) disability benefits that have been fully provided for by insurance or otherwise.

         (f) The transactions contemplated by this Agreement will not result in any payment or series of payments by the Buyer, CAMP or any of the Companies to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

         (g) The consummation of the transactions contemplated by this Agreement will not (i) entitle any employee or former employee of CAMP or any of the Companies or the Businesses to severance pay, unemployment compensation or any other payment except as expressly provided in this Agreement or (ii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         (h) There has been delivered or made available to the Buyer with respect to each Plan identified in Schedule 3.18:

                           (i) A copy of the annual report (with accompanying
                  schedules and exhibits), if required under ERISA, which has been filed with respect to such Plan for the two most recently completed plan years. The information contained in such report (including such schedules and exhibits) is true and complete and there has been no material adverse change in the condition of such Plan, financial or otherwise, since the date thereof;

                           (ii) A copy of the actuarial report, if any, with
                  respect to each such Plan for the last two years. The information contained therein, and the information furnished by the administrator of such Plan or by any of the Companies or any ERISA Affiliate in connection with the preparation thereof, is true and complete and there has been no material adverse change therein since the date thereof;

                           (iii) A copy of the most recent summary plan
                  description, together with each Summary of Material Modifications with respect thereto, required under ERISA with respect to such Plan, all material employee communications relating to such Plan, distributed within the last 12 months and a true and complete copy of such Plan together with any current filings with the Internal Revenue Service;

                           (iv) If such Plan is funded through a trust or any
                  third party funding vehicle, a copy of the trust or other funding vehicle and the latest financial statements thereof; and

                           (v) The most recent determination letter received
                  from the Internal Revenue Service with respect to each Plan that is intended to qualify under Section 401 of the Code.

         (i) Neither any of the Companies nor any ERISA Affiliate has made any agreement, understanding or promise, whether written or oral, to create, establish, sponsor, maintain or contribute, directly or indirectly, to or under any additional Plan for the benefit of current or former employees of CAMP, the Companies or the Businesses nor, except as set forth in part (i) of Schedule 3.18, to amend or modify any existing Plan identified in Schedule 3.18 in any manner not reflected in the plan documents of such Plan delivered or provided to the Buyer on or before the date hereof.

         (j) Each Plan to which any of the Companies or any ERISA Affiliate contributes or has any obligation to contribute which is intended to be qualified under Section 401 of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to such qualification and with respect to the exemption from tax of the trusts created thereunder under Section 501(a) of the Code, or will within the appropriate remedial amendment period under Section 401(b) of the Code, apply for such letter, and nothing has occurred that has affected or is likely to affect adversely such qualification or exemption since the date of any such letter with respect to each Plan.

         (k) All material reports and other information required under ERISA or any other applicable law or regulation to be filed in respect of any Plan by the administrator thereof or by any of the Companies or any ERISA Affiliate on or prior to the date hereof with the relevant governmental authority and/or distributed or made available to any Plan participant and beneficiary (including "alternate payees", as such term is defined in Section 206(d)(3)(K) of ERISA), as the case may be, have been filed, distributed or made available in accordance with ERISA or such other applicable law or regulation, as the case may be, and all such reports and other information are true and complete in all material respects as of the date given.

         (l) Neither CAMP nor any of the Companies has entered into any agreement, written or otherwise, relating to any Plan providing medical benefits obligating CAMP or any of the Companies or its successor in interest to make any supplemental or retrospective premium payments for the current or any prior contract period in the event of adverse experience, termination of the minimum premium arrangement or termination of an insurance contract relating to such Plan.

         (m) There are no claims, lawsuits, arbitrations or other actions pending or threatened against any of the Companies or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Plan listed on Schedule 3.18 with respect to any Plan listed on Schedule
         3.18. No prohibited transaction has occurred under any such Plan.

         (n) No Plan listed on Schedule 3.18 is under audit or investigation by the Internal Revenue Service or the U.S. Department of Labor or any other governmental body, and no completed audit or investigation, if any, has resulted in the imposition of any tax or penalty.

         (o) There are no leased employees within the meaning of Section 414(n) of the Code who perform services for CAMP or any of the Companies or the Businesses.

         Section 3.19 Environmental Compliance.

         (a) (i) Hazardous Substances have not been generated, used, treated, handled, stored, released or disposed of, on, at, from, under or about
         (x) any property or facility now or previously owned, operated or occupied by any Seller Entity (or any of its predecessors) and used in connection with the Businesses or by the Companies or CAMP (or any of their predecessors), (y) any property or facility now or previously owned, operated or occupied by any Affiliate of any Seller Entity (or any of its predecessors) and used in connection with the Businesses or by the Companies or CAMP (or any of their predecessors) or (z) the property on which the Amphitheater is to be built (collectively, the "PREMISES"), or transported to or from such Premises, except in compliance with Environmental Laws, (ii) the activities, operations and business carried out at or on the Premises by the Seller Entities, their Affiliates and their predecessors, including, but not limited to, the business conducted at the Premises or any past or ongoing alterations or improvements at the Premises is, and has been at all times in compliance with all Environmental Laws, and with all agreements with governmental agencies, court orders, and administrative orders regarding

         Environmental Laws and Environmental Conditions at or relating to the Premises, and (iii) no further action is required to remedy any Environmental Condition or the violation of any Environmental Law.

         (b) Except as set forth on Schedule 3.09, there are no pending, and no Seller Entity is aware of any threatened, litigations or proceedings before any Governmental Body arising under any Environmental Law, or the existence of any Environmental Condition at, from or caused by operations now or previously conducted at the Premises or by the Businesses, and no Seller Entity has (i) received any notice of and has no actual or constructive knowledge that any third party, Governmental Body or any employee or agent thereof, has determined or has alleged, threatens to determine or requires an investigation under any Environmental Law to determine that there exists any Environmental Condition or any violation of any Environmental Law, or the presence, release, threat of release, or placement on, at, under or about the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substances on, at, under, from or about the Premises; (ii) received any notice under the citizen suit provision of any Environmental Law in connection therewith; or (iii) other than with respect to the environmental surveys to be performed on behalf of the Buyer in connection with the Acquisition, received any request for inspection or request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with any Environmental Condition or any Environmental Law, including, without limitation, any Environmental Law referring or relating to Hazardous Substances relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted by any Company or any of its predecessors.

         (c) No Lien has been imposed or asserted on any assets of any Seller Entity by any Governmental Body or other person in connection with any Environmental Law or Environmental Condition.

         (d) CAMP and each Company (i) has all Permits required pursuant to any Environmental Laws necessary for its activities and operations of its Business and for any past or ongoing alterations or improvements at any Premises, (ii) is not in violation of any such Permits and has applied for renewals where necessary and (iii) such Permits are assignable to the Buyer or will not terminate or lapse as a result of the consummation of the Acquisition.

         (e) No storage tanks presently exist on, at, under or about any Premises, or, to the knowledge of any Seller Entity, previously existed on, at, under or about any Premises, or, to the knowledge of the Seller Entities, are located on any adjoining property.

         (f) The Seller Entities have heretofore delivered to the Buyer copies of all documents, records, and information in the possession or control or, to the Seller

         Entities' knowledge, available to the Seller Entities concerning Environmental Conditions relevant to the Businesses, the Premises, any predecessors and/or any facilities or operations of the Companies, CAMP or the Businesses, whether generated by a Seller Entity or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Premises and/or any adjacent property or other property in the vicinity of any Premises owned or operated by any Seller Entity or others, documentation regarding offsite disposal of Hazardous Substances, reports and correspondence (the "ENVIRONMENTAL DOCUMENTS").

         (g) The Businesses have been operated in compliance with all Governmental Rules regarding so-called noise pollution. CAMP and each of the Companies has all Permits required pursuant to any applicable Governmental Rules necessary for its activities and operations of its Business, is not in violation of any such Permits and has applied for renewals where necessary and such Permits are assignable to the Buyer or will not terminate or lapse as a result of the consummation of the Acquisition. There are no pending, and no Seller Entity is aware of any threatened, litigations or proceedings before any Governmental Body in which any person or entity alleges the violation of any Governmental Rule regarding noise or seeks, directly or indirectly, to revoke or limit the relevant Permits or the activities of the Businesses with respect to such matter.

         Section 3.20 Insurance. CAMP and each Company has reasonably adequate insurance coverage for its assets and the operations of the Businesses owned or operated by it. Set forth on Schedule 3.20 is a complete and correct list of all policies of insurance carried by CAMP and each Company or pursuant to which such party is named beneficiary or pursuant to which its assets or its Business are currently insured or have been insured for the past five years and a brief description of each such policy, including, without limitation, the identification of the insured, the amount and purpose of the insurance and the amount of the deductible. True and complete copies of all such policies have been delivered or made available to the Buyer. All of such policies are in full force and effect; all premiums due and payable in respect of such policies have been paid in full; and there exists no default or other circumstance which would create the substantial likelihood of the cancellation or non-renewal of any such policy. The Seller Entities have notified such insurers of any claim known to them which they believe is covered by any such insurance policy and have delivered to the Buyer a copy of any such claim.

         Section 3.21 Accounts Receivable. All accounts receivable of CAMP and the Companies arose from bona fide transactions in the ordinary course of business of the Businesses, represent credit extended in a manner consistent with the historic trade and credit practices of the Businesses and industry practice.

         Section 3.22 Transactions with Affiliates. Except as set forth in
Schedule 3.22, no Seller Entity is, nor for the past year has been, a party to, bound by, benefited from, or obligated under, any agreements, understandings, indebtedness, obligation or any other transaction with any other Seller Entity relating to CAMP, the Companies, the Businesses, the E/C Assets or the Interests (which, for purposes hereof, include the Partner Stock).

         Section 3.23 Finder's Fees. Neither Eric/Chandler nor any Seller Entity has incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.

         Section 3.24 Absence of Certain Business Practices. All tickets sold in connection with the operation of the Businesses are sold in conformity with all venue agreements, all talent agreements and industry practice, and are sold in compliance with all Governmental Rules and solely through nationally recognized ticket outlets or the Business itself, and not to or through ticket brokers or scalpers, and no Seller Entity authorizes, or is aware of, the withholding of any tickets from public on-sale availability for the purpose of making such tickets available to ticket brokers or scalpers. The Businesses and the Companies have established, and are in compliance with, policies and procedures to ensure the foregoing.

         Section 3.25 Certain Payments. No Seller Entity, nor any director, officer, agent, partner or employee thereof or any other person associated with or acting for or on behalf of such Seller Entity has directly or indirectly (a) made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment (whether in cash or otherwise) to any person, private or public, regardless of form, whether in money, property, or services, in violation of any applicable law, rule or regulation (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Seller Entity or (iv) to pay for any lobbying or similar services or (b) established or maintained any fund or asset that has not been recorded in the books and records of such Seller Entity.

         Section 3.26 Disclosure. No representations or warranties made by the Seller Entities in this Agreement and no statement contained in any Document (including, without limitation, the schedules hereto and thereto), certificate, or other writing to be executed and delivered by any of the Seller Entities or Eric/Chandler pursuant to the provisions hereof or the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         Section 3.27 Irvine Meadows. Without limiting any other representations or warranties contained in Article III:

         (a) Based upon the advice of Hennigan, Mercer and Bennett, Los Angeles, California, the Seller Entities do not believe that the Amended and Restated Agreement Re Ground Lease, dated October 1, 1991 between The Irvine Company and IMA, is in force or effect or that the indemnification obligations of the parties thereto are enforceable. That certain Ground Lease dated as of March 1, 1997 between The Irvine Company and IMA (the "GROUND LEASE"), is in full force and effect and has not been modified or amended by either party thereto (except for the modifications contained in the consent of the Irvine Company delivered in connection with the transactions contemplated hereby). Neither party is in default under such agreement.

         (b) Except for the litigation described under the subheading "Irvine Meadows Amphitheater" on pages 2 and 3 of Schedule 3.09, there is no pending or threatened litigation or other challenge to the validity of the Ground Lease or to the tenant's estate and rights thereunder. Based upon the advice of Hennigan, Mercer and Bennett, Los Angeles, California, the Seller Entities do not believe that the claims and challenges of Lion Country Safari are likely to result in the demolition of the Irvine Meadows amphitheater or are meritorious.

         (c) Except as disclosed in part (p) of Schedule 3.08 and part (o) of
         Schedule 3.14, the Irvine Meadows amphitheater and related improvements have not been damaged in any material respect by fire or, to any Seller Entity's knowledge, earthquake, or other casualty and neither such improvements nor their site is the subject of any pending or, to the knowledge of any Seller Entity, threatened condemnation or similar proceeding.

         (d) Except as disclosed in part (p) of Schedule 3.08 and part (o) of
         Schedule 3.14, the Irvine Meadows amphitheater, related improvements, parking facilities, and roadways comply in all material respects with all relevant zoning, subdivision, land use, environmental, seismic, building code and similar Governmental Rules (after giving effect to any "grandfathering" or similar provision of any Governmental Rule which, as applied to the Irvine Meadows amphitheater, would require different compliance than for any structure currently under construction). No notices of violations of any nature have been issued or threatened.

         (e) The Sellers have delivered to the Buyer true and complete copies of all plans and specifications, engineering reports, studies and consultant's reports and made available all correspondence files and other relevant information in its possession concerning the physical aspects and the operation of the Irvine Meadows amphitheater.

         (f) Except for the consent of The Irvine Company, as lessor under the Ground Lease, no third-party consent (from any Governmental Body or any other Person, other than such consents previously received by the Sellers and which remain in full force and effect) is required in connection with the transfer of ownership and control of IMA (and its material assets, including without limitation, the Irvine Meadows amphitheater) to the Buyer (or an Affiliate of the Buyer) as contemplated by this Agreement. All costs and expenses payable to The Irvine Company associated with such consent shall be paid by the Sellers.

         (g) Conditional Use Permit 80 CP 0358 (i) is in full force and effect,
         (ii) has not been modified and (iii) does not materially affect or limit the use or operation of the Irvine Meadows amphitheater as the same has been historically used and operated. No Seller Entity has any reason to believe that there will be any material change in the manner in which said Permit is enforced. All of the terms set forth in said Permit have been materially complied with and are currently being materially complied with and no Seller Entity has received a notice of default thereunder.

         (h) The operation of El Toro Marine Base, as currently and historically operated, has not materially and adversely affected the operation of the Irvine Meadows amphitheater, as currently and historically operated, and none of the Seller Entities has any knowledge of any change or proposed change in the operation of El Toro Marine Base that is reasonably likely to materially and adversely affect the use and operation of the Irvine Meadows amphitheater in the manner in which it is intended to be operated. Other than speculation in news reports that El Toro Marine Base may be converted to residential or civil aviation use, the Seller Entities have no knowledge of any future non-military use of El Toro Marine Base.

         (i) Wild Rivers, a California general partnership, will approve the form of reciprocal easement agreement regarding parking, ingress, egress and drainage at the Irvine Meadows amphitheater, a copy of which is attached hereto as Exhibit C, as required in connection with the City of Irvine's approval of the subdivision maps with respect thereto, and the Sellers have no reason to believe Wild Rivers will not approve the form of reciprocal easement agreement. Said reciprocal easement shall be submitted to the City of Irvine as soon as practicable and the Sellers have no reason to believe that approval thereof will not be granted without material changes thereto.

         Section 3.28 Camarillo Amphitheater Project. Without limiting any other representations or warranties contained in Article III:

         (a) The Camarillo Amphitheater Option Agreement (the "OPTION AGREEMENT"), dated as of May 21, 1996, between the County of Ventura and Camarillo Amphitheater Managing Partners, Inc. ("CAMP"), a wholly-owned subsidiary of West Coast Amphitheater Corp., is in full force and effect and, except as disclosed on Schedule 3.11, has not been amended, modified, transferred or assigned by either party thereto. Neither party is in default under the Option Agreement nor does any condition exist which, with the giving of notice, the passage of time or both, would constitute a default thereunder, except as set forth in Paragraph 1 of the Camarillo Amphitheater Option Agreement Extension, dated March 17, 1998. The County of Ventura has not notified any Seller Entity or CAMP that it intends to nor, to the knowledge of the Seller Entities and CAMP, has the County of Ventura threatened to terminate or cancel the Option Agreement. The form of concession agreement attached to the Option Agreement (the "CONCESSION AGREEMENT") has not been modified, and CAMP's right under the Option Agreement to enter into the Concession Agreement and to develop, own and operate the Project (as hereinafter defined), has not been challenged by pending or threatened government action or litigation or, except as disclosed under the subheading "Camarillo Amphitheater" on Schedule 3.09, by similar actions of private parties.

         (b) The development and construction of the Amphitheater (the "PROJECT"), as contemplated by the Option Agreement and the Concession Agreement, and as described in (i) the plans and specifications therefor prepared by Gin Wong Associates and dated January 12, 1998, February 26, 1998 and April 23, 1998 and (ii) the Construction Budget, can be substantially completed as proposed in, and in accordance with, such plans and specifications and Budget and for the amounts currently set forth in the Construction Budget, except as disclosed on the final pages of the Construction Budget with respect to assets to be leased. Upon the Closing, the Buyer will be the beneficial owner of the plans and specifications therefor prepared by Gin Wong Associates.

         (c) The plans and specifications for the Project (other than the redesign of the entrance to the Project to respond to the "wetlands issue") have been submitted for approval to the County of Ventura and no Seller Entity has any reason to believe that such plans and specifications will not be approved without material changes thereto.

         (d) The Project, as described in the plans and specifications therefor, complies in all material respects with all applicable municipal and regional zoning, subdivision and land use requirements, except that a portion of the Project site consists of "wetlands" under federal and state Governmental Rules.

         (e) Although a portion of the Project site consists of "wetlands" under federal and state Governmental Rules, based on advice from the Sellers land use consultant, the Sellers have no reason to believe that approval of the Project by the United States Army Corps of Engineers is required in view of the minimal effect of the Project on such wetlands.

         (f) The letters, dated March 19, 1998 and March 24, 1998, respectively, between the United States Department of the Interior and the County of Ventura, copies of which are attached hereto as Exhibits D-1 and D-2, are the only correspondence known to the Seller Entities with the United States Department of the Interior and relating to the Project. No Seller Entity has any reason to believe that the United States Department of the Interior intends to take any action which could reasonably be expected to adversely affect the Project, the development thereof in accordance with the plans and specifications therefor or the change in control of CAMP to the Buyer or an Affiliate of the Buyer.

         (g) All required environmental impact reports for the Project have been duly submitted and approved, and, except as disclosed on Schedule 3.09, are not currently subject to pending or threatened litigation or other challenges by any Governmental Body or private parties.

         (h) [Intentionally Omitted.]

         (i) The Sellers have delivered to the Buyer true and complete copies of all plans and specifications, studies, consultants' reports and feasibility analyses and made available all correspondence files and similar materials and information in their possession or control relating to the Project.

         (j) Except for the consent of Ventura County, no third-party consent (from any Governmental Body or other Person) is required in connection with the transfer of ownership and control of CAMP to the Buyer or any Affiliate of the Buyer as contemplated by this Agreement.

         (k) CAMP may exercise the Option Agreement at any time upon executing the Concession Agreement, notwithstanding that certain ministerial or non-material changes thereto may be requested or required.

         (l) The Sellers have requested the approval of the County of Ventura to the change in control of CAMP to Buyer or a Subsidiary of Buyer, have requested such to be placed on the agenda of the May 12, 1998 meeting of the Board of Supervisors of the County of Ventura, and have no reason to believe that the approval of the Board of Supervisors of the County of Ventura to such change in control will not be granted at such meeting, and, in any event, in the form presented, without conditions.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Sellers that:

         Section 4.01 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Buyer and its subsidiaries, taken as a whole.

         Section 4.02 Authority. The Buyer has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to execute and deliver this Agreement and each of the Documents to which it is or will be a party, and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and each of the Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Buyer. This Agreement constitutes, and each of the Documents upon execution and delivery thereof will constitute, the legal, valid and binding obligations of the Buyer, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors and secured parties generally and general principles of equity.

         Section 4.03 No Default; Non-Contravention. Neither the execution and delivery of this Agreement and all of the other Documents to which the Buyer is or will be a party nor the consummation of the transactions hereby and thereby contemplated shall (a) constitute a violation or breach of the Certificate of Incorporation or By-laws of the Buyer, (b) except as listed in Schedule 4.03 hereto, (i) constitute a default under or a breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party or by which any of its assets may be affected or secured, which default, breach or acceleration has not been waived; (ii) violate any Governmental Rule affecting the Buyer or any of its assets; (iii) result in the creation of any Lien on any of the assets or properties of the Buyer; or (iv) result in the termination of any license, franchise, lease or permit to which the Buyer is a party or by which it is bound, except in the case of those items specified in clause (b) above which would not, individually or in the aggregate, limit the ability of the Buyer to consummate the transactions hereby contemplated or have a Material Adverse Effect on the Buyer and its subsidiaries taken as a whole.

         Section 4.04 Consents and Approvals. Except for the filing and the termination of the waiting period under the HSR Act and as set forth on
Schedule 4.04, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any Governmental Body or other party is required in connection with the execution and delivery by the Buyer of this Agreement and the other Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, except such consents as shall have been obtained on or prior to the Closing Date.

         Section 4.05 Finder's Fees. The Buyer has not incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.

                                   ARTICLE V.
                      PRE-CLOSING COVENANTS OF THE SELLERS

         Each of the Sellers agrees as to (i) such Seller (which, for purposes hereof, shall include, in the case of Geddes and Azoff, AJI and SMI, respectively), and (ii) each of the Companies (which, for purposes hereof, shall include CAMP) in which such Seller owns any Interest but not as to any other Seller or any Company in which such Seller does not own any Interest, that, subsequent to the date hereof and until the Closing:

         Section 5.01 Conduct of Business Except as otherwise consented to or approved by the Buyer in writing and except as otherwise agreed to herein,

         (a) each of the Sellers shall, and shall use their best efforts to cause each Company, CAMP and Eric/Chandler to:

                           (i) operate the assets of CAMP, the Companies and
                  the Businesses and the E/C Assets in the ordinary course and consistent with prior practice and use best efforts to (A) preserve the present business organization of CAMP and each of the Companies intact, (B) keep available the services of the present officers of CAMP and each of the Companies, (C) preserve the present relationships of CAMP and each Company with employees and independent contractors (except to the extent of voluntary terminations of employment), customers, patrons and suppliers of the Businesses, (D) maintain in force, and renew upon expiration, all insurance policies with respect to its assets and the Businesses, as the same have been previously represented to the Buyer and (E) maintain in effect all Permits;

                           (ii) maintain its books, accounts and records, in
                  the usual and ordinary manner, and reflect income, expenses, assets and liabilities in a manner consistent with its past practices; and

                           (iii) maintain its assets in good repair, order and
                  condition and consistent with sound business practice and all applicable Governmental Rules.

         (b) none of the Sellers shall take, and each of the Sellers shall use its best efforts to prevent any Company, CAMP and Eric/Chandler from taking, any action (including, without limitation, by voting its Interests) which directly or indirectly could adversely affect the Businesses, the Interests (which, for purposes hereof, shall include the Partner Stock), the Companies, CAMP, the Acquisition, the E/C Assets or any of the transactions contemplated hereby.

Section 5.02 Extraordinary Acts.

         (a) Without limiting the general applicability of Section 5.01, except as otherwise consented to or approved by the Buyer in writing or as otherwise permitted pursuant to Section 5.02(b), none of the Sellers shall take or agree, whether in writing or otherwise, to take, any action (including, without limitation, by voting its Interests) which, directly or indirectly, causes any Company, CAMP or Eric/Chandler to,

                           (i) fail to maintain its status as a corporation or
                  general partnership subsisting under the laws of its state of incorporation or organization;

                           (ii) declare or make any dividend or any
                  distribution or transfer of any of its assets or properties to its equity holders or any of their Affiliates;

                           (iii) make any capital expenditures or commitments
                  for capital expenditures, including any capitalized lease obligations (for purchase of equipment or otherwise) or enter into or commit to enter into any operating lease for any property or equipment calling for net increased rentals, or acquire any assets or properties or contract to do so except with respect the construction of the Amphitheater but subject to Section 2.04(a) hereof;

                           (iv) make any advance or investment either by
                  purchase of stock or other securities or contributions to capital of any individual, firm, corporation or other entity;

                           (v) incur any Liability, other than those
                  Liabilities arising in the ordinary course of business and consistent with past practice and the terms and conditions of this Agreement and of the same character, type and magnitude as incurred in the past or accelerate the payment of any Liability;

                           (vi) purchase, sell, assign or transfer or enter
                  into any contract or agreement for the purchase, sale, assignment or transfer of any of its assets or properties or cancel any debts or claims;

                           (vii) subject to a Lien any assets, other than
                  Permitted Liens;

                           (viii) waive any material rights relating to its
                  assets, properties or Business, whether or not in the ordinary course of business;

                           (ix) make or suffer, or agree to make or suffer, any
                  new contract or agreement or any amendment, modification or termination of any existing contract, lease or other agreement, whether or not in the ordinary course of business other than talent agreements entered into the ordinary course of business consistent with past practice;

                           (x) make or enter into any bonus payment or
                  arrangement with any of its employees, officers or agents or grant any increase in the compensation or fringe benefits (whether or not provided under or pursuant to a Plan) of any employee or officer;

                           (xi) change any of its business policies, including,
                  without limitation, construction plans, advertising, marketing policy, sales policy, purchasing, payment, collection, budget or other material policies, or terminate any of its operations;

                           (xii) alter or revise its accounting principles,
                  procedures, methods or practices, including, without limitation, the creation or modification of any reserves other than as required by GAAP;

                           (xiii) dispose of or permit to lapse any
                  Intellectual Property which comprises a part of its assets or which is used by or in any of the Businesses;

                           (xiv) enter into any agreements or arrangements or
                  engage in any transaction with any Seller Entity or its Affiliates;

                           (xv) create, suffer or incur any damage, destruction
                  or loss (whether or not covered by insurance) or any other event or condition of any character which would have a Material Adverse Effect on its assets, properties or Business;

                           (xvi) fail to maintain in full force and effect each
                  Plan in which any of its employees participate and timely make all required contributions thereto and administer each such Plan in accordance with its terms and all applicable laws;

                           (xvii) authorize for issuance, issue, or sell any
                  shares of its capital stock or other securities or ownership interests, acquire directly or indirectly, by redemption or otherwise, any such capital stock, securities or ownership interests, reclassify or split-up any such capital stock, securities or ownership interests, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto;

                           (xviii) make any Tax election or enter into any
                  agreement or settlement with any Tax Authority that affects or could affect the basis for Tax purposes of its assets or the timing for Tax purposes of income or deduction; or

                           (xix) effectuate a "plant closing" or "mass layoff,"
                  as those terms are defined in the WARN Act or take any action that causes, or could reasonably be expected to cause, liability under any Governmental Rule affecting any site of employment facility, operating unit or employee of any Business.

         (b) Notwithstanding anything in Section 5.01 or 5.02 to the contrary, neither CAMP nor any Company shall, and none of the Sellers shall, directly or indirectly, cause CAMP or any Company to, enter into any contract, arrangement, lease, license or agreement or any modification of any Contract (other than talent agreements entered into in the ordinary course of business and consistent with past practice) which requires a payment of or to CAMP or a Company in excess of $50,000 or which has a term of one year or longer without the Buyer's written consent, which consent shall not be unreasonably withheld. If the Buyer shall not notify the appropriate Seller Entity of the Buyer's consent or denial of consent within three business days after the Buyer's actual receipt of the request for consent, such consent shall be deemed to have been given.

         Section 5.03 No Breach of Representations and Warranties. None of the Sellers shall take any action (or cause, directly or indirectly, CAMP, Eric/Chandler or any Company to take any action) which would cause or constitute a material breach of any of its representations and warranties set forth in this Agreement. Each of the Sellers shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of its representations and warranties set forth herein at any time after the date hereof and through the Closing Date, give detailed notice thereof to the Buyer and shall use its best efforts to prevent or promptly to remedy such breach.

         Section 5.04 Access by the Buyer. The officers, employees and representatives of the Buyer (collectively, the "BUYER REPRESENTATIVES") shall be permitted access, during usual business hours and as often as may be reasonably requested, to, and will be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, contracts, commitments, sale orders, purchase orders, Tax Returns, records, files and such other information relating to the Interests, any of the Companies, their assets, CAMP, the E/C Assets and the Businesses as the Buyer shall reasonably request. The Buyer Representatives shall be permitted access, during usual business hours, and as often as may be reasonably requested, to the premises and physical properties used in connection, in whole or in part, with or by the Companies and CAMP. The Buyer Representatives shall be permitted to discuss the Interests, the affairs, finances and accounts of the Companies, the E/C Assets and CAMP with the Sellers and with officers and employees of the Companies and CAMP and, with the consent of the Seller Entities (which consent shall not be unreasonably withheld or delayed), with distributors, sales representatives, licensees, licensors, suppliers and customers of the Businesses.

         Section 5.05 HSR Act. The Sellers shall cooperate with AWC, TBA and the Buyer to enable such Persons to file promptly with the United States Department of Justice and the United States Federal Trade Commission true, correct and complete copies of its pre-merger notification report forms and any other information and documents required under the HSR Act in connection with the transactions contemplated hereby and shall promptly notify the Buyer of any communications in respect of either filing from the Department of Justice or the Federal Trade Commission. The Seller Entities shall promptly furnish to the Buyer (a) copies of all pleadings, notices or other communications received by them that relate to the transactions contemplated by this Agreement and (b) true, correct and complete copies of all other information in their possession as may be necessary for completion of the reports or notifications to be filed by the Buyer under the HSR Act.

         Section 5.06 Consents; Notices; Termination. The Sellers shall use their best efforts to obtain and deliver to the Buyer written consents, in form and substance reasonably satisfactory to the Buyer required in connection with this Agreement or the transactions hereby contemplated. The Sellers or the Seller Entities shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the transactions hereby contemplated.

         Section 5.07 Best Efforts. Each of the Seller Entities shall use its best efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to the obligations of the Buyer under Article VII of this Agreement.

                                  ARTICLE VI.
                       PRE-CLOSING COVENANTS OF THE BUYER

         The Buyer agrees that, subsequent to the date hereof and until the
Closing:

         Section 6.01 No Breach of Representations and Warranties. The Buyer shall not take any action which would cause or constitute a material breach of any of its representations and warranties set forth herein. The Buyer shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth herein at any time after the date hereof and through the Closing Date, give detailed notice thereof to the Sellers and the Buyer shall use its best efforts to prevent or promptly to remedy such breach.

         Section 6.02 HSR Act. The Buyer shall promptly file with the United States Department of Justice and the United States Federal Trade Commission true, correct and complete copies of its pre-merger notification report forms and any other information and documents required under the HSR Act in connection with the transactions contemplated hereby and shall promptly notify the Sellers of any communications with respect to either filing from the Department of Justice or the Federal Trade Commission. The Buyer shall promptly furnish to the Sellers (a) copies of all pleadings, notices or other communications received by it that relate to the transactions contemplated by this Agreement and (b) true, correct and complete copies of all other information in their possession as may be necessary for the completion of the reports or notifications to be filed by the Seller Entities under the HSR Act.

         Section 6.03 Consents and Approvals; Notices. The Buyer shall use its best efforts to obtain and deliver to the Sellers written consents, in form and substance reasonably satisfactory to the Sellers, required in connection with this Agreement or the transactions hereby contemplated. The Buyer shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the transactions hereby contemplated.

         Section 6.04 Best Efforts. The Buyer shall use its best efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to the Sellers' obligations under Article VIII of this Agreement.

                                  ARTICLE VII.
                   CONDITIONS TO THE OBLIGATIONS OF THE BUYER

         All obligations of the Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Buyer in its sole discretion:

         Section 7.01 Representations and Warranties. The representations and warranties of each of the Sellers contained in Article III hereof and elsewhere herein if specifically qualified by materiality, shall be true and correct and, if not so qualified, shall be true and correct in all material respects in each case as of the Closing Date, as though such representations and warranties were made on and as of such date, except for those representations and warranties which are expressly made as of a specified earlier date.

         Section 7.02 Covenants. The Seller Entities shall have performed and complied in all material respects with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with on or prior to the Closing Date.

         Section 7.03 Officer's Certificate. The Buyer shall have received a certificate of each of the Sellers, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 7.01 and 7.02 hereof.

         Section 7.04 Opinion of Counsel. The Buyer shall have received an opinion of counsel for the Seller Entities, dated the Closing Date, in form and substance reasonably acceptable to the Buyer and its counsel, which opinion shall include, without limitation, a zoning opinion (unless a zoning endorsement satisfactory to the Buyer in its sole discretion is provided by the Sellers (at their sole expense) to the title coverage for the Real Property) addressing among other things, public assembly issues.

         Section 7.05 Consents. The Buyer shall have received (in form and substance reasonably satisfactory to it) all approvals set forth in Schedule
3.06 from all Governmental Bodies and other third parties in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated.

         Section 7.06 HSR Act. The Sellers shall have fully cooperated in the preparation of all pre-merger notification filings required to be made under the HSR Act pursuant to this Agreement or in connection with the transactions contemplated by Section 7.17 hereof, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         Section 7.07 Legality. No change shall have occurred in any law, rule or regulation which would prohibit the performance of the obligations of the Buyer under Article II hereof.

         Section 7.08 Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of the obligations of the Buyer under Article II hereof. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Body of competent jurisdiction which prohibits the consummation of the Acquisition or any other transaction contemplated hereby.

         Section 7.09 Institution of Proceedings. There shall not have been instituted by any third party any suit or proceeding to restrain or invalidate this Agreement or the transactions hereby contemplated or seeking damages from or to impose obligations upon the Buyer by reason of this Agreement or the transactions hereby contemplated which, in the good faith judgment of the Buyer, would involve expenses or lapse of time that would materially and adversely affect the purpose and intent of and cost to the Buyer in entering into this Agreement.

         Section 7.10 Title Insurance. The Sellers shall provide the Buyer, at the Sellers' cost, with a title policy (together with a non-imputation endorsement and a zoning endorsement acceptable to Buyer) issued by Fidelity National Title Insurance Company, in the amount of $10 million, insuring IMA's leasehold interest under the Ground Lease.

         Section 7.11 Employment Agreements. The employment agreements between certain of the Companies and each of Murphy, Randy Brogna, and Matt Curto shall be in full force and effect.

         Section 7.12 FIRPTA Certificates. Each Seller shall have delivered to the Buyer a certificate which states, under penalty of perjury, the taxpayer identification number and office address of each transferor of Real Property as well as a statement that such transferor is not a "FOREIGN PERSON" within the meaning of Section 1445(f)(3) of the Code.

         Section 7.13 [Intentionally Omitted.]

         Section 7.14 Audited Financial Statements. True and complete copies of the (i) audited consolidated balance sheets of TBA as of December 31, 1997, 1996 and 1995, and the related audited statements of operations, cash flows and stockholders' equity for each of the years then ended, all of which have been certified by Arthur Andersen LLP and (ii) balance sheet and statement of operations in a consolidating format of the Companies as of December 31, 1997 and a letter from Arthur Andersen LLP dated May 5, 1998, with respect thereto (the "AUDITED FINANCIAL STATEMENTS"), shall have been delivered to the Buyer and shall be consistent in all material respects with the Financial Statements for the same periods.

         Section 7.15 Consulting Services. The Buyer (directly or through CAMP, a Company or other Affiliate) shall have entered into a consulting agreement with Geddes, providing that, among other things, from and after the Closing Date through the earlier of (i) completion of development of the Amphitheater or (ii) December 31, 1998, Geddes will provide consulting services to the Buyer with respect to such development at such times and on such terms as the Buyer and Geddes may reasonably determine; provided, however, that Geddes shall assume no liability with respect to such services and the Buyer shall agree to indemnify Geddes from and against any and all liabilities that may arise with respect to the development of the Amphitheater, except for liabilities that may arise with respect to Geddes' gross negligence or willful misconduct or that are a result of a material misrepresentation by Geddes.

         Section 7.16 Certain Events. Without regard to whether or not any Seller shall have breached any covenant set forth in Article V, neither CAMP nor any Company nor Eric/Chandler shall have (i) failed to take any action described in Section 5.01 or (ii) taken any action described in Section 5.02.

         Section 7.17 Closing of AWC Transaction. The closing of the purchase from AWC of the remaining 51% of (i) the issued and outstanding Stock and (ii) the Partnership Interests shall occur simultaneously with the Closing.

         Section 7.18 Releases . The Sellers and the Sellers' employees designated on Schedule 7.18 shall have executed and delivered to the Buyer releases in form and substance reasonably satisfactory to the Buyer.

         Section 7.19 Trademark Assignment. Each of Geddes and Murphy shall have transferred to the Buyer all of his right, title and interest in and to the trademarks identified on Schedule 7.19.

         Section 7.20 Acknowledgement. The Sellers shall have executed and delivered to the Buyer an acknowledgement in form and substance reasonably satisfactory to the Buyer relating to the role Geddes and Thomas Miserendino played in negotiating both the terms of the Acquisition and the terms of the 51% Acquisition Agreement and certain conflicts of interests of Geddes, Murphy and Mr. Miserendino due to their positions with TBA and AWC and their interests hereunder.


         Section 7.21 Delivery of Notices. The Buyer shall have received copies of all notices required (i) to be delivered under any Contract as a result of or in connection with the transactions contemplated hereunder or (ii) in order to obtain any permit or license necessary to consummate the transactions contemplated hereunder, together with evidence of the delivery of all of such notices, in form and substance reasonably satisfactory to the Buyer.

         Section 7.22 Assignment of E/C Assets. Eric/Chandler shall have executed and delivered to the Buyer assignments and other instruments of transfer in form and substance reasonably satisfactory to the Buyer in order to assign and transfer the E/C Assets to the Buyer. ARTICLE VIII.

                         CONDITIONS TO THE OBLIGATIONS
                                 OF THE SELLERS

         All obligations of the Sellers under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Sellers in their sole discretion:

         Section 8.01 Representations and Warranties. The representations and warranties of the Buyer contained in Article IV hereof and elsewhere herein shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for those representations and warranties which are expressly made as of a specified earlier date.

         Section 8.02 Covenants. The Buyer shall have performed and complied with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with on or prior to the Closing Date.

         Section 8.03 Officer's Certificate. The Sellers shall have received a certificate of an executive officer of each of the Buyer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections
8.01 and 8.02 hereof.

         Section 8.04 Opinion of Counsel. The Sellers shall have received an opinion of counsel for the Buyer, dated the Closing Date, in form and substance reasonably acceptable to the Sellers and their counsel.

         Section 8.05 Consents. The Seller Entities shall have received (in form and substance reasonably satisfactory to them) all approvals set forth in
Schedule 4.04 hereto from all Governmental Bodies and other third parties in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated.

         Section 8.06 HSR Act. The Buyer shall have made all pre-merger notification filings required to be made by them under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         Section 8.07 Legality. No change shall have occurred in any law, rule or regulation which would prohibit the performance of any of the Sellers' obligations under Article II hereof.

         Section 8.08 Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of any of the Seller Entities' obligations under
Article II hereof. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Body of competent jurisdiction which prohibits the consummation of the Acquisition or any other transaction contemplated hereby.

         Section 8.09 Institution of Proceedings. There shall not have been instituted by any third party any suit or proceeding to restrain or invalidate this Agreement or the transactions hereby contemplated or seeking damages from or to impose obligations upon any of the Sellers by reason of this Agreement or the transactions hereby contemplated which, in their good faith judgment, would involve expenses or lapse of time that would materially and adversely affect the purpose and intent of and cost to the Sellers in entering into this Agreement.

         Section 8.10 Delivery of Consideration. There shall have been delivered to the Sellers in the respective amounts according to the flow of funds memorandum submitted by the Sellers to the Buyer the portion of the Purchase Price to be paid to the Sellers at the Closing pursuant to Section 2.04.

         Section 8.11 Employment Agreements. The employment agreements between certain of the Companies and each of Murphy, Randy Brogna and Matt Curto shall be in full force and effect.

         Section 8.12 Consulting Services. The Buyer (directly or through a Company or other Affiliate) shall have entered into a consulting agreement with Geddes, providing that, among other things, from and after the Closing Date through the earlier of (i) completion of development of the Amphitheater or
(ii) December 31, 1998, Geddes will provide consulting services to the Buyer with respect to such development at such times and on such terms as the Buyer and Geddes may reasonably determine; provided, however, that Geddes shall assume no liability with respect to such services and the Buyer shall agree to indemnify Geddes from and against any and all liabilities that may arise with respect to the development of the Amphitheater, except for liabilities that may arise with respect to Geddes' gross negligence or willful misconduct or that are a result of a material misrepresentation by Geddes.

                                  ARTICLE IX.
                      ADDITIONAL AGREEMENTS OF THE PARTIES

         Section 9.01 Tax Matters.

         (a) From and after the Closing, each of the Sellers, on the one hand, and the Buyer, on the other hand, shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, Tax Returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by any of them of any Tax Returns, elections, consents or certificates required to be prepared and filed by such parties or any of the Companies (which, for purposes of this Section, shall include CAMP) or (ii) in connection with any audit or proceeding relating to Taxes relating to the assets of the Companies or the Businesses. The Buyer agrees (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer shall allow the other party to take possession of such books and records.

         (b) The Sellers shall prepare or cause to be prepared all sales, use or other transfer tax returns required to be filed with any taxing authority relating to the transfer of the Interests (which, for purposes of this Section, shall include the Partner Stock) to the Buyer (collectively, "TRANSFER TAX RETURNS"), as well as all income Tax Returns of the Companies covering the taxable period ending on the Closing Date and all other (non-income) Tax Returns of the Companies covering any taxable period (or portion thereof) preceding the Closing Date. In the case of the Transfer Tax Returns and all other Tax Returns described in the preceding sentence, at least 25 days prior to the due date thereof (including extensions), the Sellers shall provide a copy of such Tax Returns of the Companies, in the form proposed to be filed, to Buyer for its good faith review and approval. The Buyer shall provide the Sellers with any comments it has on such Tax Returns at least 10 days prior to the due date thereof, and if no comments are provided to the Sellers within such period, shall be deemed to have approved such Tax Returns. IMA shall make a valid election under sections 743 and 754 of the Code (and any corresponding provisions of state and local Tax law as the Buyer requests) on its income Tax Return for the taxable period ending on the Closing Date. The partners of IMA shall report the Tax consequences of the sale of the Partnership Interests consistently with all allocations and Tax basis adjustments of the Purchase Price made by the Buyer with respect to the purchase of IMA.

         (c) None of the parties hereto shall cause an election to be made, an accounting method for Tax purposes to be adopted, or a position to be taken on any Tax Return, or in any Tax Proceeding, other than an election under sections 743 and 754 of the Code described in (b) above, that is inconsistent with the provisions of this Agreement. In addition to the foregoing and not in limitation thereof, the Sellers shall not, and shall use their best efforts to cause the Companies to not, without the written consent of the Buyer, cause any election to be made, or any accounting method to be adopted or any position to be taken with respect to the assets of the Companies in any Tax Return that has not yet been filed or in any Tax Proceeding if such election, method or position is inconsistent with any election, accounting method or position previously adopted, taken or elected by any Subsidiary or is inconsistent with any representation herein or covenant hereunder.

         (d) From and after the Closing, the Sellers shall pay and shall indemnify and hold harmless the Buyer from and against, any and all Taxes levied by any foreign, federal, state or local Taxing Authority with respect to the ownership or use of the assets of the Companies or the conduct of the Businesses on or prior to the Closing Date, including, without limitation, any and all of any such Seller Entity's Tax liabilities, whether a direct liability or a joint and several liability imposed pursuant to Treasury Regulation Section 1.1502-6 or any comparable provision under foreign, state or local laws by reason of any Seller Entity having been a member of any consolidated, combined, unitary or similar group at any time, and the Buyer shall pay, and shall indemnify and hold harmless the Sellers from and against, any and all such Taxes with respect to the ownership or use of such assets or the conduct of the Businesses after the Closing Date. The 51% Sellers shall be entitled to retain or the Buyer shall pay the 51% Sellers all refunds of Taxes (whether in the form of payment, credit or otherwise) from any Taxing Authority to the extent that such refunds are attributable to the Taxes with respect to the ownership or use of the assets or the conduct of the Businesses on or prior to the Closing Date. The indemnification agreements of the Sellers on the one hand, and the Buyer on the other hand, pursuant to this Section 9.01(d) shall not be subject to Section 11.04(a). The indemnification agreement of the Sellers under this Section 9.01(d) shall be subject to Section 11.04(b).

         (e) The Buyer will file a consolidated federal income Tax return which will include the operations of the Companies or the conduct of the Businesses after the Closing Date.

         (f) The Buyers and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other documents from any Governmental Body or any other Person as may be necessary, at no material cost to the Sellers, to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (g) The Buyer and the Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (h) All tax sharing agreements or similar agreements with respect to or involving the Companies shall be terminated as of the Closing Date and, after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder.

         (i) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns in accordance with Section 9.01(b) and shall deliver copies of all Tax Returns and other documentation filed with respect thereto to the Buyer promptly after filing.

         (j) [Intentionally Omitted.]

         (k) The partners of IMA shall report, for income Tax purposes, 100% in the aggregate of all taxable income, gain, loss and deductions of IMA for the taxable year of IMA ending on the Closing Date.

         (l) As of the close of the day immediately preceding the Closing Date, IMA shall have no liability for unpaid Taxes, other than Taxes (if any) of IMA that have accrued as of such date in the ordinary course of the Businesses but are not yet due and taxable.

         Section 9.02 Bulk Transfer Laws. The Buyer hereby waives compliance by the Sellers with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale and transfer of the Interests to the Buyer. Each of the Sellers agrees to indemnify the Buyer against any and all losses, costs, expenses, liabilities or damages which may be asserted by third parties against the Buyer as a result of non-compliance with any such bulk transfer laws. The agreement to indemnify the Buyer pursuant to this Section 9.02 shall not be subject to Section 11.04(a) of this Agreement.

         Section 9.03 [Intentionally Omitted.]

         Section 9.04 Restrictive Covenants.

         (a) For the two-year period commencing on the Closing Date, without the prior written consent of the Buyer, except for Murphy's employment, if any, with the Buyer, the Sellers shall not, directly or indirectly, as a director, officer, agent, employee, consultant, or independent contractor, or in any other individual or representative capacity (i) develop, construct, operate or manage venues within the greater Los Angeles, California area which shall include, but not be limited to, Los Angeles, Ventura and Santa Barbara Counties, (ii) act in any such capacity with any business engaged in the production or promotion of "at risk" music or concert productions or promotions in the greater Los Angeles, California area, or (iii) develop, construct, operate or manage a venue in Portland, Oregon.

         (b) It is the intent and understanding of each party hereto that if in any action before any court or agency legally empowered to enforce this Section 9.04, any term, restriction, covenant or promise in this
         Section 9.04 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be construed so as thereafter to be limited or reduced to make it enforceable by such court or agency under applicable law, it being understood that the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

         (c) Without limiting the right of the Buyer to pursue all other remedies available for a violation of this Section 9.04, it is agreed that, because of the unique nature of each Seller's services and in view of the nature of the Businesses, each Seller acknowledges that a breach or threatened breach by him of this Section 9.04 will cause the Buyer irreparable damage and incalculable harm and, accordingly, the Buyer shall be entitled to seek preliminary and permanent injunctive and other relief to prevent a violation or continuing violation hereof, without the necessity of proving damages or the posting of a bond.

         (d) Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that Azoff is not bound by the terms of this Section 9.04.

         Section 9.05 Non-Solicitation. For the two-year period commencing on the Closing Date, no Seller nor any Affiliate of any Seller shall, on his or its own behalf or on behalf of any other person, partnership, association, corporation, or other entity, (i) persuade or attempt to persuade any person providing goods or services to the Buyer, CAMP or any Company not to do business with the Buyer, CAMP or such Company or to reduce the amount of business it does with the Buyer, CAMP or such Company; (ii) persuade or attempt to persuade any performer, act or customer not to do business with the Buyer, CAMP or any Company or to reduce the amount of business it does with the Buyer, CAMP or such Company; (iii) dissuade or attempt to dissuade any individual who was a director, officer or employee of CAMP or a Company prior to the date hereof from hereafter becoming a director, officer or employee of the Buyer or
(iv) hire or solicit any employee of any Company, or any affiliate thereof, listed on Schedule 9.05 (an "EMPLOYEE") or in any manner, directly or indirectly, solicit, induce or attempt to persuade or influence any Employee to leave the employment of a Company or such Affiliate thereof; provided, however, that (x) Azoff is not bound by the terms of clauses (i), (ii) and (iii) of this
Section 9.05 and (y) nothing in this Section 9.05 shall prevent a Seller from hiring, or soliciting to hire, any Employee who is terminated by a Company, or any Affiliate thereof, during such two-year period. The Buyer acknowledges that employees of the Companies may voluntarily terminate their employment prior to the Closing Date.

         Section 9.06 No-Shop. From the date hereof until the Closing, the Sellers covenant and agree that no Seller shall, and the Sellers shall use their best efforts to cause the Companies and CAMP not to, authorize or permit any Affiliate, officer, director, shareholder or employee of, or any investment banker, attorney, accountant or other representative retained by, any Seller or Company to make, solicit, initiate, encourage or respond to a submission of a proposal or offer from any person or entity (other than the Buyer) relating to the liquidation, dissolution, recapitalization, merger, consolidation, acquisition or purchase of all or a material portion of the assets of any Company or of CAMP, the E/C Assets, or the outstanding equity interests of any Company, of CAMP or of Eric/Chandler, or other similar transaction or business combination involving any Company and CAMP (hereinafter collectively referred to as a "THIRD PARTY OFFER"). The Sellers will, and will cause the Companies, CAMP and Eric/Chandler to, immediately cease and cause to be terminated any contracts or negotiations currently pending with respect to Third Party Offers, if any.

         Section 9.07 [Intentionally Omitted.]

         Section 9.08 Subdivision. From and after the Closing, the Sellers will continue the process of filing subdivision maps with respect to Irvine Meadows amphitheater and obtaining the reciprocal easement agreement relating thereto or, at the Buyer's option, will assist the Buyer in filing such maps and obtaining the reciprocal easement agreement relating thereto. All costs and expenses arising out of filing such maps and obtaining the reciprocal easement agreement relating thereto, including, without limitation, those costs and expenses associated with the reciprocal easement required by the City of Irvine or with amending the Ground Lease, in connection therewith, if necessary, shall be paid by the Sellers and the 51% Sellers.

         Section 9.09 License of Office Space. Notwithstanding any provisions hereof to the contrary, the Buyer agrees that the Sellers (other than Azoff) may continue to occupy up to 1,500 square feet of space (the "HOLD-OVER PREMISES") under that certain lease dated June 12, 1995, between New Avalon Inc., as tenant, and R&D Building Company, as landlord (as described on Schedule 3.08 attached hereto), for a period not to exceed 30 days after the Closing. The Sellers

(other than Azoff) shall be obligated to pay for all utilities (including, without limitation, telephone bills) but shall not be obligated to pay rent. Except as set forth in the prior sentence, the Sellers (other than Azoff), jointly and severally, shall indemnify and hold Buyer harmless from any and all costs, expenses, claims or liabilities arising out of Seller's (other than Azoff) use of the Hold-over Premises. The foregoing indemnity shall not be subject to the limitations set forth in Section 11.04(a). The Sellers (other than Azoff) acknowledge and agree that its vacating the Hold-over Premises is an essential term of this Agreement and if the Sellers (other than Azoff) breach such obligation, the Buyer will suffer substantial damages and shall have available all rights and remedies at law or equity.

         Section 9.10 Expenses of the Transaction. Except as otherwise set forth in this Agreement, each of the parties hereto agrees to pay its own fees and expenses in connection with this Agreement and the transactions contemplated hereby. The Sellers hereby covenant and agree that they will not pay their expenses incurred in connection with the transactions contemplated hereby (including, without limitation attorneys' and auditors' fees and expenses) prior to the Closing Date and that subsequent thereto, they shall use the Purchase Price to pay such expenses.

                               ARTICLE X.
                              TERMINATION

         Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual consent of the parties hereto;

         (b) by the Buyer, if there has been a material violation or breach by any of the Sellers of any representation, warranty, covenant or agreement contained in this Agreement or any failed condition to the obligations of the Buyer under Article VII hereof and such breach, violation or failed condition is not cured within a reasonable period, not to exceed 30 days, after written notice thereof is given;

         (c) by any of the Sellers, if there has been a material violation or breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement or any failed condition to the obligations of the Sellers under Article VIII hereof and such breach, violation or failed condition is not cured within a reasonable period, not to exceed 30 days, after written notice thereof is given;

         (d) by the Buyer or by all of the Sellers acting unanimously, if the Acquisition shall not have been consummated within 10 business days after the date on which all consents of Governmental Bodies required to consummate the transactions contemplated by this Agreement shall have been received (unless (i) the failure to consummate the Acquisition by such date shall be (A) due to the action or failure to act of the party or parties seeking to terminate this Agreement or (B) in any way attributable to the fault of any party seeking to terminate this Agreement, which fault, for purposes hereof, shall include, without limitation, the making by any Seller in this Agreement or the Letter Agreement of any material misrepresentation and the failure by any Seller to make in this Agreement or the Letter Agreement any statement necessary to make the statements contained herein or therein not misleading, in light of the circumstances in which they were made or (ii) the conditions to the obligations of the non-terminating party or parties shall not have been satisfied by such date) and the non-terminating party refuses to close within 30 days of the terminating party's notice of termination; provided, however, that if the non-breaching party shall have given the appropriate notice under Article XI hereof prior to any such termination, then the indemnification provisions set forth in Article XI hereof shall survive any such termination of this Agreement as to any party who shall be in breach of this Agreement as at such date or at any earlier date of the termination of this Agreement pursuant hereto, unless the survival of such provisions is specifically waived by the non-breaching party or parties hereto; or

         (e) by any party, if (i) the conditions to obligations of such party or any other party shall have become impossible to satisfy, other than as a result of its own acts or omissions in violation of its obligations hereunder or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Acquisition shall have become final and nonappealable.

         Section 10.02 Effect of Termination. If this Agreement shall be terminated pursuant to Section 10.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of Article XI and Sections 12.07 and 12.08 hereof; provided, however, that nothing contained in this Section 10.02 shall be deemed to constitute a release or waiver by any party of any claim at law or in equity against another party hereto based on any breach of such party's representations, warranties, covenants or agreements contained herein.

                                  ARTICLE XI.
                                INDEMNIFICATION

         Section 11.01 Survival of Representations and Warranties. All representations and warranties made hereby by the parties to this Agreement, unless waived in writing and notwithstanding any examination by or on behalf of any party hereto and the consummation of the transactions hereby contemplated, shall survive for a period of two years after the Closing; provided, however, that (i) the representations and warranties made in Sections 3.15, 3.17, 3.18 and 9.01 hereto shall survive for the statute of limitations applicable thereto and (ii) the representations and warranties contained in Section 3.19 shall survive for a period of four years after the Closing. Notwithstanding the foregoing, any representation or warranty hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof or the claim thereunder shall have been given to the party from whom indemnity may be sought in respect thereof prior to the expiration of the applicable survival period therefor. All covenants and agreements made hereby by the parties to this Agreement shall, unless waived in writing, survive the Closing.

         Section 11.02 By the Sellers. Subject to Section 11.04(b), each of the Sellers agrees to indemnify and hold harmless the Buyer and its directors, officers, employees and agents (the "BUYER PARTIES") against, and to reimburse the Buyer Parties on demand with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) (collectively, "LOSSES") which each may suffer, incur or pay, by reason of (i) the breach by any Seller of any representation or warranty contained in this Agreement or in any other Document executed by a Seller and delivered to a Buyer Party pursuant to the provisions of this Agreement or, (ii) the failure of any Seller to perform any agreement required hereby or by any other Document .

         Section 11.03 By the Buyer. The Buyer agrees to indemnify and hold harmless the Sellers and their respective directors, officers, employees any agents (the "SELLER PARTIES") against, and to reimburse them on demand with respect to, any and all Losses which each may suffer, incur or pay by reason of
(i) the breach by the Buyer of any representation or warranty contained in this Agreement or in any other Document executed by the Buyer and delivered to the Sellers pursuant to the provisions of this Agreement, (ii) the failure of the Buyer to perform any agreement required hereby or any agreement executed pursuant to the provisions hereof, or (iii) claims and liabilities of the Companies disclosed in the Financial Statements or on the Schedules hereto or with respect to the ownership and operation of the Companies on or after the Closing Date, subject to (A) any right to indemnification to which the Buyer is entitled with respect thereto hereunder and (B) any and all other rights of the Buyer hereunder.

         Section 11.04 Limitations on Indemnification.

         (a) Except as otherwise provided herein, neither the Buyer Parties, on the one hand, nor the Seller Parties, on the other hand, shall be entitled to be indemnified pursuant to Section 11.02 or Section 11.03 hereof unless and until the aggregate of all Losses incurred by the Buyer Parties or the Seller Parties, as the case may be, exceeds $50,000 and, upon exceeding such amount, the Buyer Parties or the Seller Parties shall be entitled to be indemnified for all Losses in excess of such $50,000 threshold on a dollar for dollar basis.

         (b) Notwithstanding anything herein to the contrary, the liability of each Seller for Losses suffered, incurred or paid by Buyer Parties shall be limited as follows:

                  (i) Each Seller shall only be liable for Losses which any Buyer Party may suffer, incur or pay by reason of breaches of representations or warranties, failures to perform agreements, or liabilities or debts described in clauses (i),
                  (ii) or (iii) of Section 11.02 by, of, or in any way relating to (a) such Seller (and any of its assets) and (b) each of the Companies in which such Seller has a direct or indirect ownership interest (and any of its assets) but not as to (x) any other Seller or (y) any of the Companies in which such Seller has no direct or indirect ownership interest

                  (ii) In respect of any Loss described in clause (b) of Subsection 11.04(b)(i) above, each Seller's liability shall be limited to a percentage of such Loss equal to such Seller's percentage direct and indirect ownership interest in such Company as set forth in parts (a) and (b) of Schedule 3.03.

         Section 11.05 Indemnification Procedure for Third Party Claims. Promptly, and in any event within 30 days after the receipt by any party hereto of notice of any claim or the commencement of any action or proceeding by a third party, such party will, if a claim with respect thereto is to be made against any party obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY"), give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding, but any failure to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it was actually prejudiced thereby. Upon unconditional and unqualified written acknowledgment of the Indemnified Party's entitlement to indemnification therefor and if the Indemnifying Party has sufficient resources to pay any final judgment, such Indemnifying Party shall have the right, at its option, to settle, compromise or defend, at its own expense and with its own counsel, any such claim, action or proceeding involving the asserted liability of the party seeking such indemnification (the "INDEMNIFIED PARTY"), provided that the Indemnifying Party shall not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party fails to assume the defense of such claim, action or proceeding within 30 days of receipt of notice of such claim, action or proceeding, or if at any time the Indemnifying Party shall fail to defend in good faith any such claim, action or proceeding, the Indemnified Party may assume the defense thereof and may employ counsel with respect thereto and all fees and expenses of such counsel shall be paid by the Indemnifying Party, and the Indemnified Party may conduct and defend such claim, action or proceeding in such manner as it may deem appropriate, subject, however, to the last sentence of this Section 11.05. If any Indemnifying Party undertakes to compromise, settle or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. The Indemnified Party may appoint, at its own expense, associate counsel to participate in the joint defense of any such matter with respect to which the Indemnifying Party has undertaken the defense, and the Indemnifying Party may appoint, at its own expense, associate counsel to participate in the joint defense of any such matter which the Indemnified Party is defending. No Indemnified Party shall settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding except with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

                                  ARTICLE XII.
                                 MISCELLANEOUS

         Section 12.01 Further Assurances. Each of the parties agrees and covenants promptly to execute and deliver, or cause to be executed and delivered, to each of the other parties such documents or instruments, in addition to those expressly required by the Agreement to be executed and delivered, as any of the other parties may reasonably deem necessary or desirable to carry out or implement any provision of the Agreement and the transactions contemplated hereby. In addition to the foregoing and not in limitation thereof, each of the Sellers hereby constitutes and appoints the Buyer as its true and lawful attorney, with full power of substitution, in the name of the Sellers, Eric/Chandler and each of them, but for the benefit of the Buyer, (a) to collect, assert or enforce any claim, right or title of any kind in or to the Interests or the E/C Assets, to institute and prosecute claims, actions, suits and proceedings which the Buyer may deem proper in order to collect, assert or enforce any such claim, right or title, to defend and compromise all claims, actions, suits and proceedings in respect of any Interest or any E/C Asset and to do all acts and things in relation thereto as the Buyer shall deem advisable and (b) to take all such action which the Buyer may deem proper in order to provide for it the benefits of the Interests or any E/C Asset including, without limitation, where any required consent of a third party to the assignment thereof to the Buyer shall not have been obtained. Each of the Sellers acknowledges that such powers are coupled with an interest and may not be revoked by it in any manner or for any reason.

         Section 12.02 Entire Agreement. This Agreement and the Letter Agreement, together with all agreements, schedules, exhibits, documents and other instruments attached hereto or to be delivered hereunder sets forth the entire understanding between the parties, there are no terms, conditions, representations, warranties or covenants other than those contained herein and in such agreements, schedules, exhibits, documents and other instruments attached hereto or to be delivered hereunder, and all prior agreements, contracts, promises, representations and statements, if any, among the parties hereto as to the subject matter hereof, are merged into this Agreement. Notwithstanding anything to the contrary contained herein, to the extent that the Letter Agreement and this Agreement are inconsistent, the terms of this Agreement shall control.

         Section 12.03 Notices.

         (a) All notices, consents, demands or other communications required or permitted to be given pursuant to the Agreement shall be in writing and shall be deemed sufficiently given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or (iii) one business day after deposit thereof for overnight delivery. Such notices, consents, demands or other communications shall be addressed respectively:

         As to the Buyer:

         SFX Entertainment, Inc.
         650 Madison Avenue
         New York, New York  10022
         Attention:  Howard Tytel, Esq.
         Telecopy No.: (212) 486-4830

                  with a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York  10022-2585
                  Attention:  Howard Schneider, Esq.
                  Telecopy No.: (212) 940-8563

         As to Geddes or the Geddes Trust:

         Mr. Robert Geddes/The Robert E. Geddes Family Trust
         815 Sunstone Street
         Westlake Village, California 91362
         Telecopy No.:  (818) 706-1799
                  with a copy to:

                  Rosenthal & Smith
                  6345 Balboa Boulevard
                  Suite 330
                  Encino, California  91316
                  Attention:  Richard Rosenthal, Esq.
                  Telecopy No.:  (818) 344-9986

         As to Mr. Azoff:

         Mr. Irving Azoff
         8900 Wilshire Boulevard
         Suite 200
         Beverly Hills, California  90211
         Telecopy No.:  (310) 289-5556

                  with a copy to:
                  Manatt, Phelps & Phillips LLP
                  11355 West Olympic Boulevard
                  Los Angeles, CA  90064
                  Attention:  Larry Blake, Esq.
                  Telecopy No.:  (310)-312-4224

         As to PSP:

         Peach Street Partners, Ltd.
         5000 Campus Drive
         Newport Beach, CA  92660
         Attention:  Paul Hegness
         Telecopy No.:  (714) 833-0633

                  with a copy to:

                  Good, Wildman, Hegness & Walley
                  5000 Campus Drive
                  Newport Beach, CA  92660
                  Attention:  Paul Hegness, Esq.
                  Telecopy No.:  (714) 833-0633

         As to the Miserendino Trust:

         The Miserendino Family Trust
         9796 Burnley Place
         Beverly Hills, California  90210
         Attention:  Thomas Miserendino and Kristyne Miserendino
         Telecopy No.:  (319) 858-0434

                  with a copy to:

                  Rosenthal & Smith
                  6345 Balboa Boulevard
                  Suite 330
                  Encino, California  91316
                  Attention:  Richard Rosenthal, Esq.
                  Telecopy No.:  (818) 344-9986

         As to Murphy:

         Brian F. Murphy
         3531 Crownridge Drive
         Sherman Oaks, California  91403
         Attention:  Brian F. Murphy
         Telecopy No.:  (818) 986-4247
                  with a copy to:

                  King, Turtich, Holmes, Paterno, and Berliner
                  1900 Avenue of the Stars
                  25th Floor
                  Los Angeles, California  90067
                  Attention:  Peter Paterno
                  Telecopy No.:  (310) 552-4959

         As to all Sellers, a copy to:

         Wyatt, Tarrant & Combs
         Citizens Plaza
         Louisville, Kentucky  40202
         Attention:  H. Alexander Campbell
         Telecopy No.:  (502) 589-0309

or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing in accordance with the terms of this Section 12.03, except such notice shall only be effective upon actual receipt by the intended recipient.

         (b) Except as otherwise provided in this Agreement, any notice, consent, demand or other communication given hereunder may be signed on behalf of a party by any duly authorized representative of that party.

         Section 12.04 Binding Effect; Successors and Assigns. Each and every representation, warranty, covenant, agreement, indemnification, and provision of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that the Buyer may assign this Agreement to any of its Affiliates without the consent of any other party; provided, however, that in the event of any such assignment the Buyer shall remain liable for the payment and performance of its obligations hereunder. Any purported assignment in violation of this Agreement shall be null and void.

         Section 12.05 Governing Law. This Agreement and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof.

         Section 12.06 Captions. The captions and the table of contents appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions hereof.

         Section 12.07 Confidentiality of Disclosures. Any corporate information, records, documents, descriptions or other disclosures of whatsoever nature or kind made or disclosed by any of the parties to any of the other parties, or to the authorized representative thereof, or learned or discovered by such other party or by any representative thereof in the course of the investigations pursuant to the consummation of the transactions contemplated by this Agreement (whether prior to or after the date of the execution of this Agreement) and not known by or available to the public at large, shall be received in confidence and none of the parties nor any such authorized representative shall disclose or make use of such information or authorize anyone else to disclose or make use thereof without the written consent of the other relevant parties hereto, except (a) as necessary to consummate the transactions contemplated hereby, (b) that the parties hereto shall continue such communications with directors, employees, customers, suppliers, franchisees, lenders, lessors, shareholders, partners and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other parties for the proper consummation of the transactions contemplated herein, and (c) as compelled by judicial or administrative process or by other requirements of applicable law including any disclosure under federal securities laws; provided, however, that in the case of any disclosure contemplated pursuant to this clause (c), the party seeking to disclose such information shall give the other party or parties reasonable prior written notice thereof in order to afford such other party or parties reasonable opportunity to seek a protective order or other limitation under such disclosure.

         Section 12.08 Publicity. Any communications and notices to third parties and all other publicity concerning the transactions contemplated by this Agreement (other than governmental or regulatory filings) shall be planned and coordinated by and among each of the parties and shall, to the extent reasonably practicable, be provided to the other party at least 24 hours prior to the release of any such publicity. Unless required by applicable law, none of the parties shall disseminate or make public or cause to be disseminated or made public any information regarding the transactions contemplated hereunder without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed.

         Section 12.09 Consent to Jurisdiction. With respect to any claim arising out of this Agreement, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan, the City of New York (and of the appropriate appellate courts thereof). In addition, each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such courts, irrevocably waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over him or it, as the case may be, or any other party hereto. The parties hereto hereby agree that process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York, provided that notice thereof is provided pursuant to the provisions of Section
12.03 hereof.

         Section 12.10 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 12.11 Third Parties. Other than the parties hereto, no person shall have any rights under or to enforce any provision of this Agreement.

         Section 12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                     SFX ENTERTAINMENT, INC.


                                     By: /s/ Richard Liese
                                        ---------------------------------------
                                     Name:
                                     Title:

                                              /s/ Robert E. Geddes
                                     ------------------------------------------
                                                  Robert E. Geddes

                                     PEACH STREET PARTNERS, LTD.


                                     By: /s/ Paul C. Hegness
                                        ---------------------------------------
                                     Name: Paul C. Hegness
                                     Title: Partner

                                              /s/ Irving Azoff
                                     ------------------------------------------
                                                  Irving Azoff


                                     ROBERT E. GEDDES, AS TRUSTEE OF THE
                                     ROBERT E. GEDDES FAMILY TRUST


                                     By:    /s/ Robert E. Geddes
                                        ---------------------------------------
                                     Name:
                                     Title: Trustee


                                     THOMAS MISERENDINO and KRISTYNE
                                     MISERENDINO, AS CO-TRUSTEES OF THE
                                     MISERENDINO FAMILY TRUST


                                     By: /s/ Thomas Miserendino
                                        ---------------------------------------
                                     Name: Thomas Miserendino
                                     Title: Trustee

                                     /s/ Brian F. Murphy
                                     ------------------------------------------
                                     BRIAN F. MURPHY

                                                                  SCHEDULE 1.01

                                 Defined Terms

         "51% Agreement" means that certain Purchase Agreement, dated as of even date herewith by and among SFX, TBA and AWC, relating to the purchase of the 51% of the issued and outstanding Partnership Interests and Stock not owned by the Sellers.

         "51% Sellers" means the Sellers under the 51% Agreement.

         "Acquisition" has the meaning ascribed to such term in the third recital to this Agreement.

         "Affiliate" or "affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Amphitheater" has the meaning ascribed to such term in Section 2.04 hereof.

         "Audited Financial Statements" has the meaning ascribed to such term in Section 7.14 hereof.

         "AJI" has the meaning ascribed to such term in Section 2.01.

         "AWC" has the meaning ascribed to such term in Section 3.03 hereof.

         "Azoff" has the meaning ascribed to such term in the preamble to this Agreement.

         "Businesses" has the meaning ascribed to such term in the second recital to this Agreement.

         "Buyer Parties" has the meaning ascribed to such term in Section 11.02 hereof.

         "Buyer Representatives" has the meaning ascribed to such term in
Section 5.04 hereto.

         "CAMP" has the meaning ascribed to such term in Section 3.28.

         "Closing" has the meaning ascribed to such term in Section 2.02 hereof.

         "Closing Date" has the meaning ascribed to such term in Section 2.02 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

         "Commission" means the Securities and Exchange Commission.

         "Companies" has the meaning ascribed to such term in the first recital to this Agreement.

         "Concession Agreement" has the meaning ascribed to such term in
Section 3.28 hereof.

         "Construction Budget" has the meaning ascribed to such term in Section
2.04 hereof.

         "Contracts" has the meaning ascribed to such term in Section 3.11 hereof.

         "Documents" means this Agreement and the other documents, instruments and agreements to be executed and delivered pursuant thereto.

         "E/C Assets" has the meaning ascribed to such term in Section 2.07.

         "Eric/Chandler" has the meaning ascribed to such term in Section 2.07.

         "Employee" has the meaning ascribed to such term in Section 9.05 hereof.

         "Environment" means soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

         "Environmental Condition" means (a) any condition with respect to the Environment on the Premises, whether or not yet discovered caused by activities conducted or conditions existing on the Premises, which constitutes a violation of any Environmental Law or which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Buyer or any of its affiliates, directly or indirectly, including, without limitation, any condition resulting from the ownership or use of any property by any Company or CAMP or, with respect to the Businesses, any of the Sellers or any of their respective Affiliates or predecessors or the operation of the Businesses and/or any activity or operation formerly conducted by any person on the Premises or
(b) the presence, Release or Threat of Release of Hazardous Substances on, under or from the Premises.

         "Environmental Documents" has the meaning ascribed to such term in
Section 3.19 hereof.

         "Environmental Laws" means (a) any Governmental Rule regulating or relating or pertaining to the Environment or the protection of human health, whether existing as of the date hereof, previously enforced or subsequently enacted, including, without limitation, the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or the Federal Clean Water Act, as amended; (b) any Governmental Rule, whether existing as of the date hereof, that asserts or may assert jurisdiction over the Sellers or the Premises Facilities or the operations or activity at the Premises that relates or pertains to the Environment, including, without limitation, those which regulate the presence, release, emission, threat of release, use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substance, including, but not limited to (i) requiring any permit, license, approval, consent or authorization, or the renewal thereof, (ii) regulating the amount, form, manner of storage, transport and/or disposal of Hazardous Substances, or (iii) requiring any reporting, inspection report, business plan, notification, or any other dissemination of or access to information regarding Hazardous Substances, including warnings or notices to tenants, subtenants, employees, occupants, invitees or consumers.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute thereto and all final or temporary regulations promulgated thereunder.

         "ERISA Affiliate" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with any of the Companies, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code on either the date of this Agreement or the Closing Date or at any time during the six year period ended on the date of this Agreement.

         "Facilities" means all Real Property now or previously owned by a Company or CAMP or currently or previously used in connection with the Businesses.

         "Financial Statements" has the meaning ascribed to such term in
Section 3.12 hereof.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Geddes" has the meaning ascribed to such term in the preamble to this Agreement.

         "Governmental Body" means any federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body asserting, exercising or empowered to assert or exercise any regulatory authority thereunder and any person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

         "Governmental Rules" means any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any Governmental Body, whether now or hereinafter enacted or in force.

         "Ground Lease" has the meaning ascribed to such term in Section 3.27 hereof.

         "Hazardous Substances" means (a) any pollutant, toxic substance, contaminant, chemical, hazardous waste, hazardous material, petroleum product, oil, radioactive material or energy; (b) any substance, gas material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," or words of similar import under any Governmental Rule or Environmental Law; (c) radon gas, asbestos, urea formaldehyde foam insulation or polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (d) any other chemical, material, gas or substance, the exposure to or Release of which is or may be prohibited, limited or regulated by any Governmental Body, or (e) any other chemical, material, gas or substance that does or may pose a hazard to health and/or safety of the occupants of the Premises, or the owners and/or occupants of property adjacent to or surrounding the Premises.

         "Hold-over Premises" has the meaning ascribed to such term in Section 9.09.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IMA" has the meaning ascribed to such term in the first recital to this Agreement.

         "Indemnified Party" has the meaning ascribed to such term in Section
11.05 hereof.

         "Indemnifying Party" has the meaning ascribed to such term in Section
11.05 hereof.

         "Intellectual Property" has the meaning ascribed to such term in
Section 3.10 hereof.

         "Interests" has the meaning ascribed to such term in the third recital to this Agreement.

         "Letter Agreement" means that certain letter agreement, dated March 9, 1998, by and among SFX Entertainment, Inc., the Sellers and Pavilion Partners.

         "Liabilities" has the meaning ascribed to such term in Section 3.13 hereof.

         "Lien" means any mortgage, charge, pledge, lien, security interest, claim, encumbrance or restriction, of any kind or nature.

         "Losses" has the meaning ascribed to such term in Section 11.02 hereof.

         "Material Adverse Effect" means a material adverse effect on the business, assets, prospects, financial condition or results of operations of the specified entity.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) or Section 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA which is subject to the provisions of Sections 4063 and 4064 of ERISA.

         "Murphy" has the meaning ascribed to such term in the Preamble to this Agreement.

         "Option Agreement" has the meaning ascribed to such term in Section
3.28.

         "Partnership Interest" has the meaning ascribed to such term in the first recital to this Agreement.

         "Partner Stock" has the meaning ascribed to such term in Section 2.01.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor to the functions thereof.

         "Permit" means any permit, license, approval, consent, or authorization issued by a Governmental Body or required by any Governmental Rule.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due or which are being contested in good faith and for which adequate reserves have been accounted for in accordance with GAAP (ii) statutory Liens, such as warehousemen, mechanics and materialmen Liens which arise by operation of law and are incurred in the ordinary course of business and consistent with past practice and are for sums not yet delinquent and (iii) as to property leased or licensed, the Lien attributable to the existence of such lease or license.

         "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Body.

         "Plan" means any written or unwritten plan, program, arrangement, agreement or commitment which is a deferred compensation, pension, profit sharing, savings, thrift or other retirement plan (including, without limitation, any "employee pension benefit plan" as defined in Section 3(2) of ERISA), stock purchase, stock option, performance share, bonus or other incentive or severance pay plan, policy or procedure, or vacation or other employee benefit plan, program, arrangement, agreement or commitment (including, without limitation, any Welfare Benefit Plan), other than such arrangement or arrangements which constitute a payroll practice within the meaning of 29 C.F.R. ss. 2510.3-1(b).

         "Premises" has the meaning ascribed to such term in Section 3.19 hereof.

         "Project" has the meaning ascribed to such term in Section 3.28 hereof.

         "Purchase Price" has the meaning ascribed to such term in Section 2.04 hereof.

         "Real Property" has the meaning ascribed to such term in Section 3.08 hereof.

         "Reimburseable Costs" has the meaning ascribed to such term in Section
2.04 hereof.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, abandoning or dumping into the Environment.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Entities" means, collectively, the Sellers, the Companies and CAMP.

         "Seller Parties" has the meaning ascribed to such term in Section
11.03 hereof.

         "Sellers" has the meaning ascribed to such term in the preamble to this Agreement.

         "Single Employer Defined Benefit Plan" means an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is subject to Subtitle B of Title IV of ERISA and which is not a Multiemployer Plan.

         "SMI" has the meaning ascribed to such term in Section 2.01.

         "Stock" has the meaning ascribed to such term in the first recital to this Agreement.

         "Subsidiary" has the meaning ascribed to such term in the first recital to this Agreement.

         "Tax" or "Taxes" means federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value added, investment credit recapture, alternative or add-on minimum, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty and additions imposed with respect to such amounts.

         "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

         "Tax Proceedings" means any audit, other administrative proceeding or judicial proceeding pending or threatened involving Taxes

         "Tax Returns" mean all returns, information statements and reports (including schedules attached to any of the foregoing) required to be filed with or supplied to a Tax Authority with respect to Taxes.

         "TBA" has the meaning ascribed to such term in Section 3.03 hereof.

         "Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

         "Transfer Tax Returns" has the meaning ascribed to such term in
Section 9.01 hereof.

         "Voting Debt" has the meaning ascribed to such term in Section 3.03 hereof.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

         "Welfare Benefit Plan" means an "Employee Welfare Benefit Plan" within the meaning of Section 3(1) of ERISA.